UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
CODEXIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing
Prox
y Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 27, 2023

Dear Stockholder:

You are invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Codexis, Inc. (“Codexis,” “we,” “us” or “our”) to be held on Tuesday, June 13, 2023, at 9:00 a.m., California time. The Annual Meeting will be held in a virtual format via live audio webcast. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/CDXS2023, where you will be able to listen to the meeting live, submit questions and vote.

At the Annual Meeting, you will be asked to:

(i) elect three Class I directors to hold office until the 2026 annual meeting of stockholders;

(ii) ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023;

(iii) vote, on a non-binding, advisory basis, on the compensation of our named executive officers;

(iv) vote, on a non-binding, advisory basis, to determine the frequency of future advisory votes on compensation for our named executive officers;

(v) approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock, par value $0.0001 per share (the “common stock”), from 100,000,000 to 200,000,000 shares;

(vi) approve the Codexis, Inc. 2023 Employee Stock Purchase Plan;

(vii) approve an amendment to the Codexis, Inc. 2019 Incentive Award Plan; and

(viii) transact such other business as may properly come before the Annual Meeting.

The accompanying Notice of Annual Meeting and proxy statement describe these matters. We urge you to read this information carefully.

Your board of directors unanimously believes that each of the proposals set forth above and described in the accompanying Notice of Annual Meeting and proxy statement are in the best interests of Codexis and its stockholders, and, accordingly, recommends a vote “FOR” the election of all of its nominees for director, “FOR” the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm, “FOR” the approval of the compensation of our named executive officers on a non-binding, advisory basis, in favor of the option of “ONE YEAR” for the non-binding, advisory vote on the frequency of the advisory vote on compensation for our named executive officers, “FOR” the approval of an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock, “FOR” the approval of the Codexis, Inc. 2023 Employee Stock Purchase Plan and “FOR” the approval of an amendment to the Codexis, Inc. 2019 Incentive Award Plan.

In addition to the business to be transacted as described above, management will speak on developments in the past year and respond to comments and questions of general interest to stockholders.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting online. Whether or not you expect to attend the Annual Meeting online, please vote as soon as possible. You may vote on the Internet or by telephone. If, however, you requested to receive paper proxy materials, then you may also vote by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the instructions provided to you by that broker, bank or other nominee to determine how you will be able to submit your voting instructions. Voting by written proxy, over the Internet or by telephone will ensure your shares are represented at the Annual Meeting.

Sincerely,

Stephen Dilly, M.B.B.S., Ph.D.

President and Chief Executive Officer

CODEXIS, INC.

200 Penobscot Drive

Redwood City, CA 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 13, 2023

To the Stockholders of Codexis, Inc. (“Codexis,” “we,” “us” and “our”):

We will hold an annual meeting of our stockholders (the “Annual Meeting”) on Tuesday, June 13, 2023, at 9:00 a.m., California time, for the following purposes:

(i) To elect Stephen Dilly, M.B.B.S., Ph.D., Alison Moore, Ph.D. and Rahul Singhvi, Sc.D. to our board of directors for a three-year term expiring at the 2026 annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal;

(ii) To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023;

(iii) To hold a non-binding, advisory vote on the compensation of our named executive officers;

(iv) To hold a non-binding, advisory vote to determine the frequency of future advisory votes on compensation for our named executive officers;

(v) To approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock, par value $0.0001 per share (the “common stock”), from 100,000,000 to 200,000,000 shares;

(vi) To approve the Codexis, Inc. 2023 Employee Stock Purchase Plan;

(vii) To approve an amendment to the Codexis, Inc. 2019 Incentive Award Plan; and

(viii) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The Annual Meeting will be held in a virtual format via live audio webcast. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/CDXS2023, where you will be able to listen to the meeting live, submit questions and vote.

These items of business are described in the attached proxy statement. Only stockholders of record of shares of our common stock at the close of business on April 20, 2023, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

We have elected to provide our proxy materials to our stockholders over the Internet as permitted by the rules of the U.S. Securities and Exchange Commission. As a result, we are mailing most of our stockholders a paper copy of the Notice of Internet Availability of Proxy Materials (the “Notice”), but not a paper copy of our proxy statement and our 2022 annual report to stockholders. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2022 annual report to stockholders, including the consolidated financial statements and financial statement schedules from our Annual Report on Form 10-K, but excluding exhibits to the Annual Report on Form 10-K, and a form of proxy card or voting instruction card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of our proxy materials by mail.

A list of stockholders eligible to vote at the Annual Meeting will be available for inspection during the virtual Annual Meeting at www.virtualshareholdermeeting.com/CDXS2023, and at the principal executive offices of Codexis during regular business hours for a period of not less than ten days prior to the Annual Meeting.

Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting online. You may vote on the Internet or by telephone. If, however, you requested to receive paper proxy materials, then you may also vote by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the instructions provided to you by that broker, bank or other nominee to determine how you will be able to submit your voting instructions. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting.

Sincerely,

Stephen Dilly, M.B.B.S., Ph.D.

President and Chief Executive Officer

Redwood City, California

April 27, 2023

CODEXIS, INC.

200 Penobscot Drive

Redwood City, CA 94063

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2023

The Board of Directors of Codexis, Inc. (referred to herein as the “Company,” “Codexis,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2023 Annual Meeting of Stockholders to be held on Tuesday, June 13, 2023, at 9:00 a.m., California time, or at any continuation, postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held in a virtual format via live audio webcast for the purposes discussed in this proxy statement (the “Proxy Statement”) and in the accompanying Notice of Annual Meeting, as well as any other business properly brought before the Annual Meeting. Stockholders can attend the meeting via the Internet at www.virtualshareholdermeeting.com/CDXS2023 by using the 16-digit control number which appears on the Notice of Internet Availability of Proxy Materials, the proxy card and the instructions that accompanied your proxy materials. This Proxy Statement is dated as of April 27, 2023.

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We have also retained Innisfree M&A Incorporated to assist in the solicitation for an anticipated fee up to $35,000, plus expenses related to calling stockholders. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record as of April 20, 2023 (the “Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or e-mail may be found in the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about April 27, 2023, we are making this Proxy Statement available on the Internet. We are mailing the Notice to all stockholders entitled to vote at the Annual Meeting on or about April 27, 2023. We intend to mail or e-mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested copies of such materials by mail or e-mail, within three business days of such request.

The Company’s 2022 annual report to stockholders, which contains consolidated financial statements and financial statement schedules from our Annual Report on Form 10-K for 2022 (the “Annual Report”), accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Stockholders that receive the Notice can access this Proxy Statement and the Annual Report at the website referred to in the Notice. The Annual Report and this Proxy Statement are also available on our investor relations website at www.codexis.com/investors, at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov and at www.proxyvote.com. You also may obtain a copy of our Annual Report, including the consolidated financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K, without charge, by writing to our Investor Relations department at the above address. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

INFORMATION CONCERNING VOTING AND SOLICITATION

Who Can Vote

You are entitled to vote if you are a stockholder of record of our common stock, par value $0.0001 per share (the “common stock”), as of the close of business on April 20, 2023. You are entitled to one vote for each share of common stock held on all matters to be voted upon at the Annual Meeting. Your shares may be voted at the Annual Meeting only if you are present at the Annual Meeting or represented by a valid proxy.

Voting of Shares

If, at the close of business on April 20, 2023, your shares of common stock were registered directly in your name with Equiniti Trust Company, our transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy by completing, dating and signing the proxy card that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If your shares of common stock are held in street name through a broker, bank or other nominee, you are considered the beneficial owner of those shares and you have the right to instruct your broker, bank or other nominee, who is considered the stockholder of record for the purposes of voting at the Annual Meeting, on how to vote the shares in your account. Your broker, bank or nominee will send you a voting instruction form for you to use to direct how your shares should be voted.

The Internet and telephone voting will close at 11:59 p.m., New York time, on June 12, 2023. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by the Internet or telephone, then you do not need to return a written proxy card by mail.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the virtual Annual Meeting online. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing by 11:59 p.m., New York time, on June 12, 2023) that are received before the polls are closed at the Annual Meeting, and that are not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted “FOR” the election of all of Stephen Dilly, M.B.B.S., Ph.D., Alison Moore, Ph.D. and Rahul Singhvi, Sc.D. and as our Class I directors, “FOR” the ratification of the selection of BDO USA, LLP (“BDO”) as our independent registered public accounting firm, “FOR” the approval of the compensation of our named executive officers in a non-binding, advisory vote, in favor of the option of “ONE YEAR” for the non-binding, advisory vote on the frequency of the advisory vote on compensation for our named executive officers, “FOR” the approval of an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock, “FOR” the approval of the Codexis, Inc. 2023 Employee Stock Purchase Plan and “FOR” the approval of an amendment to the Codexis, Inc. 2019 Incentive Award Plan. The proxy gives each of Stephen Dilly, M.B.B.S., Ph.D., and Sriram Ryali discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the Annual Meeting.

Revocation of Proxy

If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions:

•	delivering to our Secretary a signed written notice of revocation, bearing a date later than the date of the original proxy, stating that the original proxy is revoked;

•	signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

•	submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions will be followed); or

•

attending the virtual Annual Meeting and voting online by following the instructions at www.virtualshareholdermeeting.com/CDXS2023, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of Codexis proxies should be addressed to:

Codexis, Inc.

200 Penobscot Drive

Redwood City, CA 94063

Attention: Secretary

If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See below regarding how to vote online if your shares are held in street name.

Voting Online

If you are a stockholder of record, you may vote online at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/CDXS2023. If you are a beneficial owner, you are also invited to attend the Annual Meeting online. Since a beneficial owner is not the stockholder of record, however, you may not vote these shares online at the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Quorum and Votes Required

At the close of business on April 20, 2023, 66,767,717 shares of our common stock were outstanding and entitled to vote. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, withheld votes and abstentions.

Quorum. A majority in voting power of the common stock issued and outstanding and entitled to vote, present in person or represented by proxy at the Annual Meeting, will constitute a quorum at the Annual Meeting. Shares of common stock held by persons attending the Annual Meeting online but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum.

Broker Non-Votes. Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for any matter that the SEC determines to be a “significant matter” without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” If your broker holds your common stock in “street name,” your broker is not entitled to vote your shares on “non-routine” proposals (i.e., of the proposals to be considered at the Annual Meeting, the election of directors, the non-binding, advisory vote on executive compensation, the non-binding, advisory vote on the frequency of the advisory vote on compensation for our named executive officers, the approval of the Codexis, Inc. 2023 Employee Stock Purchase Plan and the amendment to the Codexis, Inc. 2019 Incentive Award Plan)

without your instructions and will only vote your shares on such proposals if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this Proxy Statement. Broker “non-votes” are considered in determining whether a quorum exists at the Annual Meeting but they are not included in the tabulation of voting results for “non-routine” proposals for purposes of determining whether such proposals have been approved. Therefore, broker non-votes will have no effect on the outcome of Proposals 1, 3, 4, 6 and 7, and will have the same effect as a vote “AGAINST” Proposal 5. Because brokers have discretionary authority to vote on Proposals 2, broker “non-votes” are not expected on Proposal 2.

Election of Class I Directors. Our amended and restated bylaws (“bylaws”) provide that a plurality of votes cast in favor of the election of a director shall be sufficient to elect such director to the board of directors. Under this plurality voting standard, the nominees for available directorships who receive the highest number of affirmative votes cast are elected. Withheld votes will not have any effect on the election of directors. Brokers are not empowered to vote on the election of directors without instructions from the beneficial owner of the shares, and thus broker non-votes likely will occur. Since broker non-votes are not considered votes cast for a candidate, they will not have any effect on the election of directors.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares present in person by attendance online or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required for the ratification of the selection of BDO as our independent registered public accounting firm. Abstentions will have the same effect as voting against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm; thus broker non-votes are generally not expected to result from the vote on this proposal.

Non-Binding, Advisory Vote on Named Executive Officer Compensation. The affirmative vote of a majority of the shares present in person by attendance online or represented by proxy at the Annual Meeting and entitled to vote on the proposal will be deemed to be approval of the resolution on the compensation of our named executive officers as disclosed in this Proxy Statement. However, because this proposal is intended to be advisory, we will exclude abstentions and broker non-votes from the determination of approval. Although the outcome of this advisory vote on the compensation of the named executive officers is non-binding, the compensation committee of the board of directors and the board of directors will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

Frequency of Future Non-Binding, Advisory Votes on Named Executive Officer Compensation. The option of every one year, two years or three years that receives the affirmative vote of a majority of the shares present in person by attendance online or represented by proxy at the Annual Meeting and entitled to vote on the proposal will be the frequency recommended by stockholders, unless none of the frequency options receives a majority vote, in which case the option that receives the highest number of votes will be considered to be the frequency recommended by stockholders. Abstentions on each frequency option will have the same effect as a vote against such option. Brokers are not empowered to vote on this proposal without instruction from the beneficial owner of the shares, therefore broker non-votes will not be treated as entitled to vote on this proposal and will not be counted for any purpose in determining which frequency option has been recommended by stockholders. Although the outcome of this vote is non-binding, the compensation committee of the board of directors and the board of directors will review and consider the outcome of this vote when making future decisions about the frequency of the advisory vote on the compensation of our named executive officers.

Amendment to our Certificate of Incorporation to Increase the Number of Authorized Shares of our Common Stock. The affirmative vote of a majority of our issued and outstanding shares of common stock entitled to vote is required to approve this proposal. Abstentions will have the same effect as voting against this proposal. Brokers generally have discretionary authority to vote on the amendment of our amended and restated certificate of incorporation; thus broker non-votes are generally not expected to result from the vote on this proposal.

Adoption of the Codexis, Inc. 2023 Employee Stock Purchase Plan. The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve this proposal. Brokers are not empowered to vote on this proposal without instruction from the beneficial owner of the shares, therefore broker non-votes will not be treated as entitled to vote on this proposal. Abstentions will have the same effect as voting against this proposal.

Amendment to the Codexis, Inc. 2019 Incentive Award Plan. The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve this proposal. Brokers are not empowered to vote on this proposal without instruction from the beneficial owner of the shares, therefore broker non-votes will not be treated as entitled to vote on this proposal. Abstentions will have the same effect as voting against this proposal.

How do I attend the Virtual Annual Meeting?

The Annual Meeting will be held entirely online. Stockholders as of April 20, 2023 will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/CDXS2023. To join the Annual Meeting, you will need to have your 16-digit control number which is included on the Notice and your proxy card.

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m., California time. Online access to the audio webcast will open approximately 10 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage you to access the meeting prior to the start time.

Log in Instructions. To attend the online Annual Meeting, log in at

www.virtualshareholdermeeting.com/CDXS2023. Stockholders will need their unique 16-digit control number which appears on the Notice and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting.

Submitting Questions at the virtual Annual Meeting. Stockholders may submit questions in writing during the Annual Meeting on www.virtualshareholdermeeting.com/CDXS2023. Stockholders will need their unique control number which appears on their Notice, the proxy card and the instructions that accompanied the proxy materials.

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct and that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. In order to promote fairness, efficient use of the Company’s resources and in order to ensure all stockholders are responded to, we will respond to up to two questions from a single stockholder.

The Annual Meeting’s Rules of Conduct will be posted on www.codexis.com/investors approximately two weeks prior to the day of the Annual Meeting.

Technical Assistance. Beginning 10 minutes prior to the start of and during the virtual Annual Meeting, we will have support team ready to assist stockholders with any technical difficulties they may have regarding accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Solicitation of Proxies

Our board of directors is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, send Notices of Annual Meeting, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation for an anticipated fee up to $35,000, plus expenses related to calling stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of April 20, 2023 for:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers;

•	each of our directors and director nominees; and

•	all directors and current executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Codexis, Inc., 200 Penobscot Drive, Redwood City, CA 94063. We have determined beneficial ownership in accordance with the rules promulgated by the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 20, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Percentage of beneficial ownership is based on 66,767,717 shares of common stock outstanding as of April 20, 2023.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Baillie Gifford & Co (1)	6,210,551	9.3%
BlackRock, Inc. (2)	6,154,933	9.2%
Nantahala Capital Management, LLC (3)	4,487,782	6.7%
ARK Investment Management LLC (4)	3,941,985	5.9%
The Vanguard Group (5)	3,642,208	5.5%

Named Executive Officers, Directors and Director Nominees:
Stephen Dilly, M.B.B.S., Ph.D.	123,397	*	%
John J. Nicols (6)	3,361,721	5.0%
Ross Taylor (7)	136,071	*	%
Kevin Norrett, M.B.A.	24,874	*	%
Margaret Nell Fitzgerald	22,950	*	%
Jennifer Aaker, Ph.D.	31,609	*	%
Byron L. Dorgan	178,859	*	%
Esther Martinborough, Ph.D.	23,331	*	%
Alison Moore, Ph.D.	33,974	*	%
H. Stewart Parker	37,878	*	%
Rahul Singhvi, Sc.D.	31,347	*	%
David V. Smith (8)	88,570	*	%
Dennis P. Wolf	42,198	*	%
Patrick Y. Yang, Ph.D.	53,785	*	%
All executive officers and directors as a group (14 persons) (9)	4,190,564	6.3%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)

Based solely on a Schedule 13G/A (the “Baillie Gifford 13G/A”) filed by Baillie Gifford & Co. on January 18, 2023, with respect to shares of Codexis common stock beneficially owned by Baillie Gifford as of December 30, 2022. Based solely on the Baillie Gifford 13G/A, Baillie Gifford & Co. has sole voting power with respect to 4,966,529 shares of Codexis common stock and sole dispositive power with respect to 6,210,551 shares of Codexis common stock, and therefore Baillie Gifford & Co. may be deemed to have beneficial ownership with respect to 6,210,551 shares of Codexis common stock. Based solely on the Baillie Gifford 13G/A, shares of Codexis common stock reported on Baillie Gifford 13G/A as being beneficially owned by Baillie Gifford & Co. are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The principal business address of Baillie Gifford & Co is Calton Square, 1 Greenside Row, Edinburgh, EH1 3AN, United Kingdom.

(2)

Based solely on a Schedule 13G/A (the “BlackRock 13G/A”) filed by BlackRock, Inc. (“BlackRock”) on January 24, 2023, with respect to shares of Codexis common stock beneficially owned by BlackRock as of December 31, 2022. Based solely on the BlackRock 13G/A, BlackRock has sole voting power with respect to 5,933,223 shares of Codexis common stock and sole dispositive power with respect to 6,154,933 shares of Codexis common stock, and therefore BlackRock may be deemed to have beneficial ownership with respect to 6,154,933 shares of Codexis common stock. The principal business address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(3)

Based solely on a Schedule 13G/A (the “Nantahala 13G/A”) filed by Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Dan Mack (collectively, the “Nantahala Reporting Persons”) on February 14, 2023 with respect to shares of Codexis common stock beneficially owned by the Nantahala Reporting Persons as of December 31, 2022. Wilmot B. Harkey and Dan Mack are the managing members of Nantahala. Based solely on the Nantahala 13G/A, each of the Nantahala Reporting Persons has shared voting and dispositive power with respect to shares of Codexis common stock, Nantahala may be deemed to be the beneficial owner of shares of Codexis common stock held by funds and separately managed accounts under its control, and as the managing members of Nantahala, each of Messrs. Harkey and Mack may be deemed to be a beneficial owner of those shares. The address of the Nantahala Reporting Persons is 130 Main St, 2nd Floor, Suite 200, New Canaan, CT 06840.

(4)

Based solely on a Schedule 13G/A (the “ARK 13G/A”) filed by ARK Investment Management LLC on February 10, 2023, with respect to shares of Codexis common stock beneficially owned by ARK as of December 31, 2022. Based solely on the ARK 13G/A, ARK has sole voting and dispositive power with respect to shares of Codexis common stock. The principal business address of ARK is 200 Central Avenue, St. Petersburg FL 33701.

(5)

Based solely on a Schedule 13G/A (the “Vanguard 13G/A”) filed by The Vanguard Group (“Vanguard”) on February 9, 2023 with respect to shares of Codexis common stock beneficially owned by Vanguard as of December 30, 2022. Based solely on the Vanguard 13G/A, Vanguard has shared voting power with respect to 101,361 shares of Codexis common stock, sole dispositive power with respect to 3,492,097 shares of Codexis common stock and shared dispositive power with respect to 150,111 shares of Codexis common stock, and therefore, Vanguard may be deemed to have beneficial ownership with respect to 3,642,208 shares of Codexis common stock. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(6)

Consists of 313,545 shares owned directly by Mr. Nicols, (ii) 470,420 shares owned by a trust for the benefit of Mr. Nicols and his immediate family members, of which Mr. Nicols serves as trustee, and (iii) 2,577,756 shares issuable pursuant to stock options exercisable within 60 days of April 20, 2023.

(7)	Consists of (i) 37,466 shares owned directly by Mr. Taylor and (ii) 98,605 shares issuable pursuant to stock options exercisable within 60 days of April 20, 2023.
(8)	Consists of (i) 11,273 shares owned directly by Mr. Smith and (ii) 77,297 shares owned directly by a family trust of which Mr. Smith is trustee.
(9)	Consists of (i) 966,486 shares owned directly, (ii) 547,717 shares owned by family trusts, and (iii) 2,676,361 shares issuable pursuant to stock options exercisable within 60 days of April 20, 2023.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, our quarterly reports on Form 10-Q and our current reports on Form 8-K.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

Our bylaws provide for a fixed number of directors as set by the board of directors. There are currently 11 directors on our board of directors. Mr. Nicols will retire from the board of directors effective the date of the Annual Meeting and Dr. Yang previously informed us of his decision not to stand for reelection. As a result of the foregoing, the board of directors has approved reducing the authorized number of directors to nine, effective as of the Annual Meeting.

The directors are divided into three classes, each of whom serves for a term of three years: Class I directors (who hold office until the close of the Annual Meeting), Class II directors (who hold office until the close of the 2024 annual meeting of stockholders) and Class III directors (who hold office until the close of the 2025 annual meeting of stockholders). At each annual meeting of stockholders, the term of one of the classes of directors expires. The class of directors with a term expiring at the Annual Meeting are the Class I directors, currently consisting of four directors, Stephen Dilly, M.B.B.S., Ph.D., Alison Moore, Ph.D., Rahul Singhvi, Sc.D. and Patrick Y. Yang, Ph.D.

Director Nominees

Based upon the recommendation of our nominating and corporate governance committee, our board of directors has nominated each of Drs. Dilly, Moore and Singhvi for election as a Class I director to our board; Dr. Yang previously informed us of his decision not to stand for reelection and consequently was not nominated by the board of directors. If elected, each director nominee would serve a three-year term expiring at the close of our 2026 annual meeting of stockholders, or until his or her successor is duly elected and qualified. Drs. Dilly, Moore and Singhvi currently serve on our board of directors and have agreed to be named in this proxy statement and to serve as a director if elected. Biographical information on each of the director nominees is furnished below under “Director Nominee Biographical Information.”

Set forth below is information regarding the director nominees as of April 20, 2023:

Name	Age	Director Since	Class/Term Expires
Stephen Dilly, M.B.B.S., Ph.D.	63	2020	Class I/2023
Alison Moore, Ph.D. (1)(2)	56	2020	Class I/2023
Rahul Singhvi, Sc.D. (1)(2)	58	2022	Class I/2023

(1)	Member of the Compensation Committee.
(2)	Member of the Science & Technology Committee.

Director Nominee Biographical Information

The following biographical information is furnished as of April 20, 2023 with regard to the director nominees.

Stephen G. Dilly, M.B.B.S., Ph.D. has served as our President and Chief Executive Officer since August 2022 and as a director of Codexis since June 2020. Dr. Dilly brings to our board of directors and Codexis extensive management experience in the life science industry and experience in drug development. From May 2020 until its acquisition by GlaxoSmithKline plc in July 2022, Dr. Dilly served as Chief Executive Officer of Sierra Oncology, a public, late-stage clinical biopharmaceutical company, and as a member of Sierra’s board of directors. Dr. Dilly previously served as Chief Executive Officer of Aimmune Therapeutics, a public biopharmaceutical company that was acquired by Nestlé Health Science, from April 2014 to June 2018 and as a member of Aimmune’s board of directors from April 2013 to June 2018. Dr. Dilly was Chief Executive Officer

of PhotoThera, Inc., a medical device company, from January 2012 to December 2012. From 2006 to 2011, Dr. Dilly served as President and Chief Executive Officer and a member of the board of directors of APT Pharmaceuticals, Inc., a drug development company. From 2007 to 2009, he was a member of the board of directors of Avigen, Inc., a biopharmaceutical company, which merged with MediciNova, Inc. in December 2009. From 2003 to 2006, he served as Chief Medical Officer and Senior Vice President of Development of Chiron BioPharma, a biotechnology company which was later acquired by Novartis International AG. From 1998 to 2003, Dr. Dilly held various management positions at Genentech, Inc., a biotechnology company acquired by Roche Holding, including Vice President of Development Sciences from 2002 to 2003 and Vice President of Medical Affairs from 1998 to 2001. From 1988 to 1998, Dr. Dilly held various management positions in drug development with SmithKline Beecham, PLC, a healthcare company in the U.K. Dr. Dilly currently serves on the board of directors of Cognoa, Inc., a digital healthcare company. From 2010 until September 2020, Dr. Dilly served on the board of directors of Sangamo Therapeutics, Inc., a public genomic therapies company. Dr. Dilly holds an M.B.B.S. from the University of London in the U.K. and a Ph.D. in cardiac physiology from the University of London.

Alison Moore, Ph.D. has served as a director of Codexis since June 2020. Dr. Moore brings to our board of directors significant experience as an executive of biotechnology and pharmaceutical companies. Dr. Moore has recently announced her resignation from her position as Chief Technical Officer of Allogene Therapeutics, Inc., a public biotechnology company, which she has held since June 2018. Prior to joining Allogene, she most recently served as Senior Vice President, Process Development at Amgen Inc., a public biotechnology company, from January 2013 until June 2018. Dr. Moore has previously held senior roles at Amgen in Operations Technology from January 2013 until August 2014, Process and Product engineering from January 2011 until January 2013, and Corporate Manufacturing from August 2008 until December 2010. Prior to these positions, she was Vice President, Site Operations at Amgen’s Fremont, California, manufacturing facility, from March 2006 until August of 2008. Before re-joining Amgen, from 2005 to 2006, Dr. Moore was a Director in Chemistry, Manufacturing and Controls, and Regulatory Affairs at Genentech, Inc. Prior to Genentech, she held roles of increasing responsibility in Process Development at Amgen from 1996 through the end of 2004. Dr. Moore currently services as a member of the technical advisory board of National Resilience, Inc., a private biomanufacturing company, and as an executive board member for the Alliance for Regenerative Medicine, an international advocacy organization dedicated to realizing the promise of regenerative medicines and advanced therapies. Dr. Moore was a Postdoctoral Research Fellow at Genentech from 1993 to 1996, and prior to that, she was a Postdoctoral Research Fellow at the Medical University of Lübeck, Germany. Dr. Moore holds both a bachelor’s degree in Pharmacology with Honors and a Ph.D. in Cell Biology from Manchester University, England.

Rahul Singhvi, Sc.D. has served as a director of Codexis since September 2022. Dr. Singhvi brings to our board of directors extensive experience and expertise in research and development, operations and commercialization of pharmaceuticals. Dr. Singhvi has served as the Chief Executive Officer and a member of the board of directors of National Resilience, Inc., a private biomanufacturing company, since July 2020. From October 2019 to July 2020, Dr. Singhvi was an Operating Partner at Flagship Pioneering, a life sciences innovation firm, where he was responsible for founding and operating companies launched from Flagship’s innovation foundry, Flagship Venture Labs. Before joining Flagship, from September 2013 until October 2019, Dr. Singhvi was the Chief Operating Officer of the Global Vaccine Business Unit at Takeda Vaccines, a biotechnology company, where he oversaw the worldwide supply and expansion efforts of all commercialized vaccines and development candidates within the business unit. Prior to Takeda, from August 2005 to April 2011, he was the President and Chief Executive Officer of Novavax, Inc., a public vaccine-development company. Dr. Singhvi previously served on the board of directors of ImmunoCellular Therapeutics, Ltd., a public immunotherapy company, from June 2010 to November 2018. Dr. Singhvi serves on the board of directors of Garuda Therapeutics, a private stem cell-based cellular therapies company. Dr. Singhvi holds a B. Tech in Chemical Engineering from the Indian Institute of Technology at Kanpur, an M.S. and Sc.D. in Chemical Engineering from the Massachusetts Institute of Technology and an M.B.A. from The Wharton School of the University of Pennsylvania.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE DIRECTOR NOMINEES.

Directors Not Standing for Election

Set forth below is information, as of April 20, 2023, for the members of the board who are not standing for election at the Annual Meeting:

Name	Age	Director Since	Class/Term Expires
Jennifer Aaker, Ph.D. (1)	56	2020	Class II/2024
Esther Martinborough, Ph.D. (2)(3)	57	2021	Class II/2024
John J. Nicols	59	2012	Class II/2023	*
H. Stewart Parker (3)(4)	67	2022	Class II/2024
Byron L. Dorgan (1)	80	2011	Class III/2025
David V. Smith (3)(4)	63	2016	Class III/2025
Dennis P. Wolf (3)(5)	70	2007	Class III/2025
Patrick Y. Yang, Ph.D.	75	2006	Class I/2023	**

(1)	Member of the Nominating and Corporate Governance Committee.
(2)	Member of the Science & Technology Committee.
(3)	Member of the Strategic Committee.
(4)	Member of the Audit Committee.
(5)	Member of the Compensation Committee
*

Pursuant to the Transition and Separation Agreement entered into between Codexis, Inc. and Mr. Nicols on July 18, 2022, Mr. Nicols will retire from the board of directors on the date of the Annual Meeting.

**	Dr. Yang previously informed us of his decision not to stand for reelection to the board of directors at the Annual Meeting.

The following biographical information is furnished as of April 20, 2023 with regard to our directors who are not standing for election at the Annual Meeting.

Jennifer Aaker, PhD. has served as a director of Codexis since August 2020. Dr. Aaker brings to our board of directors a unique academic expertise and perspective on delivering long-term, sustainable value. Dr. Aaker is currently the General Atlantic Professor at the Stanford Graduate School of Business, and a leading scholar and best-selling author. Dr. Aaker joined the faculty of Stanford University in 2005 where she teaches ground-breaking courses. She is the recipient of the Distinguished Scientific Achievement Award, Stanford Distinguished Teaching Award, Jaedicke Silver Apple Award, and the MBA Professor of the Year Award recognizing her as “one of the most creative thinkers and innovators.” Dr. Aaker currently serves on the board of directors and the audit committee of the Stephen and Ayesha Curry Eat. Learn. Play. Foundation, a director for Decarbonization + Acquisition Corp (DCRB, DCRN, DCRC), and is an advisor to Fortune 100 companies including Goldman Sachs. Dr. Aaker is an advisor to Fortune 100 companies including Goldman Sachs. Previously, Dr. Aaker has served on the board of directors of Corporate Visions, Inc., and as an advisor to X Development, LLC, a part of Alphabet. Dr. Aaker is widely published in leading scientific journals and featured in The Wall Street Journal, The Economist, The New York Times, Science, and The Atlantic. Dr. Aaker has co-authored multiple books. Previously, Dr. Aaker was a professor at the UCLA Anderson School of Management, where she conducted research that resulted in her seminal paper, Dimensions of Brand Personality, a model that empirically illuminates how to build strong global brands. Dr. Aaker holds a Ph.D. in business from the Stanford Graduate School of Business and a BA in psychology from the University of California, Berkeley.

Esther Martinborough, Ph.D. has served as a director of Codexis since February 2021. Dr. Martinborough brings to our board of directors significant experience as an executive of biotechnology and pharmaceutical companies as well as expertise in drug development. Dr. Martinborough has served as the Chief Scientific Officer at Escient Pharmaceuticals since April 2023, after having previously served as its Senior Vice President of Research since August 2018. Previously, between 2008 and 2018, Dr. Martinborough held roles of increasing responsibility at Receptos, Inc., a biotechnology company acquired by Celgene Corporation in 2015. Most recently, from 2015 to 2018, Dr. Martinborough was Executive Director of Research at Receptos, where she headed the chemistry, biology and pharmacokinetics efforts focused on the selection of strategic new drug discovery programs in neurology and metabolic diseases. From 2008 to 2015, she served as Senior Director, Head of Chemistry at Receptos. Before Receptos, Dr. Martinborough held positions at Vertex Pharmaceuticals, a publicpharmaceutical company, developing novel approaches to treating pain and at Ligand Pharmaceuticals, a public biopharmaceutical company, focused on hormonal dysfunctions. Dr. Martinborough holds a Ph.D. from the Swiss Institute of Technology, Zurich, and performed post-doctoral studies at the University of Illinois, at Urbana-Champaign.

H. Stewart Parker has served as a director of Codexis since December 2022. Ms. Parker brings to our board of directors extensive experience in management of biotechnology companies and public company corporate governance. Ms. Parker has served as a Principal at Parker BioConsulting, a biotechnology consulting firm, since January 2009. From March 2011 to June 2014, Ms. Parker served in various roles at the Infectious Disease Research Institute, a not-for-profit global health research institute, including as its Chief Executive Officer, strategic advisor and a member of its board of directors. Prior to that, Ms. Parker served in various roles of leadership at biopharmaceutical companies since 1992, including as Chief Executive Officer of Targeted Genetics Corporation, a public biopharmaceutical company, which she founded. Since 2014, Ms. Parker has served on the board of directors of IMPEL Pharmaceuticals Inc., a public pharmaceutical company and Sangamo Therapeutics, Inc., a public genomic therapies company. Ms. Parker has also served on the board of directors of Stride Bio, Inc., a private biotechnology company concentrating on gene therapy, since January 2018, and Inventprise, Inc., a private biotechnology company, since February 2018. Previously, Ms. Parker served on the board of directors of Achieve Life Sciences, Inc., a public pharmaceutical company, from August 2017 to May 2021, and Armata Pharmaceuticals, Inc. (formerly C3J Therapeutics, Inc.), a public biotechnology company, from May 2019 to December 2020. Ms. Parker also serves on the advisory boards of the University of Washington Foster School of Business and College of Arts & Sciences. Ms. Parker holds a B.A. in Slavic Language & Literature and an M.B.A. in Finance and International Business from the University of Washington.

Byron L. Dorgan has served as a director of Codexis since February 2011 and as chairman of our board of directors since June 2021. Mr. Dorgan brings to our board of directors experience in economic issues, policy making, health care and government affairs. Mr. Dorgan represented the State of North Dakota in the United States Senate from 1992 to January 2011, when he retired. Prior to serving in the United States Senate, Mr. Dorgan served in the United States House of Representatives from 1981 to 1992. During his time in the United States Senate, Mr. Dorgan served in the United States Senate Leadership, first as Assistant Democratic Floor Leader and then as Chairman of the Democratic Policy Committee. He also served as the Chairman of the Committee on Indian Affairs and was the senior Senator on the Appropriations, Energy and Commerce Committees. Prior to being elected to the United States House of Representatives, Mr. Dorgan served as North Dakota State Tax Commissioner from 1969 until 1980. Mr. Dorgan is a New York Times bestselling author of five books, including Take this Job and Ship It: How Corporate Greed and Brain-Dead Politics Are Selling Out America; Reckless! How Debt, Deregulation and Dark Money Nearly Bankrupted America; Blowout; Gridlock; and The Girl in the Photograph. Mr. Dorgan serves on the board of advisors to OpenGov, a private software firm that focuses on products for state and local governments. Mr. Dorgan is a Senior Fellow at the Bipartisan Policy Center, a non-profit Washington, D.C. thinktank. Mr. Dorgan is chairman emeritus of a non-profit board, The Center for Native American Youth (CNAY), working with Native American youth living on Indian Reservations in the United States. Mr. Dorgan also serves as a member of the Board of Governors of Argonne National Laboratory and has served as an Adjunct Visiting Professor at Georgetown University. Additionally, Mr. Dorgan serves on the board of directors of the Energy Futures Initiative. Mr. Dorgan holds a B.S. from the University of North Dakota and an M.B.A. from the University of Denver.

David V. Smith has served as a director of Codexis since March 2016. Mr. Smith brings to our board of directors extensive experience in financial management, corporate finance and corporate governance. Mr. Smith served as Executive Vice President and Chief Financial Officer at Five Prime Therapeutics, Inc., a public company focused on discovering and developing novel immuno-oncology protein therapeutics, from November 2018 until its acquisition by Amgen, Inc. in April 2021. Previously, Mr. Smith served as Chief Operating Officer of IntegenX, a private company focused on rapid DNA identification technology, until its acquisition by Thermo Fisher Scientific in March 2018. Prior to IntegenX, he was Executive Vice President and Chief Financial Officer of Thoratec Corporation, a public company focused on the development of advanced therapy options for the treatment of heart disease, from December 2006 until July 2011. Prior to joining Thoratec in 2006, Mr. Smith served as Vice President and Chief Financial Officer of Chiron Corporation, which he joined in 1999, and where he held a number of positions of increasing responsibility, including Vice President, Principal Accounting Officer and Controller, and Vice President of Finance. Mr. Smith served as the Vice President of Finance and Chief Financial Officer at Anergen Incorporated from 1997 to 1999. From 1988 to 1997, Mr. Smith served in various financial management positions with Genentech, Inc., both in the United States and Europe. He previously held finance positions at Syntex Corporation and IBM Corporation. Mr. Smith previously served as chair of the Audit Committee and a Director of OncoGenex Pharmaceuticals, Inc., a public biopharmaceutical company. He also served on the board of directors of Perlegen Sciences, Inc., a private biotechnology company, and of Acepodia, Inc, a private biotechnology company. Mr. Smith currently serves on the board of directors of IO Biotech, a public clinical-stage biopharmaceutical company developing novel, immune-modulating cancer therapies, and Neurelis Inc., private commercial-stage neuroscience company focused on the development and commercialization of therapeutics for the treatment of epilepsy and orphan neurologic disorders. Additionally, Mr. Smith currently serves as an advisor to Monterey Bio Acquisition Corporation, a public special purpose acquisition company. Mr. Smith holds a B.A. in Economics and History from Willamette University and an M.B.A. specializing in finance from Golden Gate University.

Dennis P. Wolf has served as a director of Codexis since December 2007. Mr. Wolf brings to our board of directors extensive experience in financial management, corporate finance and public company corporate governance. Mr. Wolf served as Chief Financial Officer of DataStax, Inc., a private software company, from November 2013 to February 2017. Previously, Mr. Wolf served as Executive Vice President and Chief Financial Officer of Fusion-io Multisystems, a private computer hardware and software company, from November 2009 to October 2013. Prior to Fusion-io, Mr. Wolf served as Executive Vice President and Chief Financial Officer of MySQL AB, a private software company. Mr. Wolf has served as Chief Financial Officer of several public and private companies including Centigram Communications, Credence Systems, DataStax, Omnicell and Redback Networks. Earlier in his career he held executive positions at both Apple Computer and Sun Microsystems. Mr. Wolf has been a director and chair of the audit committee for other public companies including Quantum Corporation, Avanex Corporation, Bigband Networks, Komag, Inc., Registry Magic, Inc., Vitria Technology, Inc., Alphaeon Corporation and Exponential Interactive, Inc. He is a member of the board of the non-profit Siegel Rare Neuro Immune Association (SRNA) whose charter is to provide research and support for those suffering from neurological diseases. Mr. Wolf holds a B.A. from the University of Colorado (where he was a member of Phi Beta Kappa) and an M.B.A. from the University of Denver.

Executive Officers

The executive officers of Codexis are set forth below with their ages as of April 20, 2023:

Name	Age	Position
Stephen Dilly, M.B.B.S, Ph.D.	63	President and Chief Executive Officer
Kevin Norrett, M.B.A.	50	Chief Operating Officer
Sriram Ryali, M.B.A.	42	Chief Financial Officer
Margaret Nell Fitzgerald	52	Chief Legal and Compliance Officer, General Counsel and Secretary

Executive Officer Biographical Information

The following biographical information is furnished with regard to our executive officers (except for Dr. Dilly, whose biographical information appears above under “Director Nominees”) as of April 20, 2023:

Kevin Norrett M.B.A. has served as our Chief Operating Officer since October 2022. Mr. Norrett served as the Chief Business Officer of Sierra Oncology, a public clinical stage oncology company acquired by GlaxoSmithKline plc, a public pharmaceutical industry company, from August 2020 to September 2022. He served as Chief Commercial Officer at Angion Biomedica Corp., a public clinical stage biopharmaceutical company, from July 2019 to August 2020. Prior to Angion, Mr. Norrett held roles of increasing responsibility at Aimmune Therapeutics, Inc., a public biopharmaceutical company that was acquired by Nestlé Health Science, between January 2017 and July 2019, most recently serving as Vice President, Marketing, Market Access & Commercial Operations from May 2019 until July 2019. Prior to that, Mr. Norrett was Vice President of Market Access & Commercial Development at ZS Pharma, Inc., a biopharmaceutical company, from October 2014 until January 2017. Mr. Norrett holds a B.S. in Biological Sciences from the University of California, Davis, an M.S. in Biochemistry and Molecular Biology from the University of California, Los Angeles and an M.B.A. from the University of California, Berkeley, Haas School of Business.

Sriram Ryali, M.B.A. has served as our Chief Financial Officer since January 2023. Mr. Ryali served as the Chief Financial Officer of Eiger BioPharmaceuticals, Inc., a public commercial-stage biopharmaceutical company, from December 2018 to January 2023. During this time, Mr. Ryali was responsible for Finance, Investor Relations and other General and Administrative functions as the company initiated multiple late-stage clinical trials and launched its first commercial product in the U.S. and Europe. He served as Vice President, Finance from December 2017 to December 2018, and Senior Director, Finance from 2015 to 2017, at Aimmune Therapeutics, Inc., a public biopharmaceutical company that was acquired by Nestlé Health Science. Prior to that, Mr. Ryali was Senior Director, Financial Planning & Analysis at Jazz Pharmaceuticals, plc., a private pharmaceutical company, in 2015, and held a series of different finance-related positions of increasing responsibility at Onyx Pharmaceuticals, Inc. and Amgen, Inc. from 2004 to 2015. Mr. Ryali holds a B.A. from the University of California, Los Angeles with a double-major in Economics and Microbiology, Immunology, and Molecular Genetics, and an M.B.A. from the UCLA Anderson School of Management.

Margaret Nell Fitzgerald has served as the Chief Legal and Compliance Officer, General Counsel and Secretary of Codexis since October 2022. Ms. Fitzgerald served as General Counsel, Corporate Secretary and Chief Compliance Officer at Allakos, Inc., a public biotechnology company, from January 2022 to October 2022. Prior to Allakos, Ms. Fitzgerald was Associate General Counsel and Privacy Officer at Aimmune Therapeutics, Inc., a public biopharmaceutical company that was acquired by Nestlé Health Science, from 2017 to December 2018. Previously, Ms. Fitzgerald served as Vice President of Corporate Law at ZS Pharma, Inc., a biopharmaceutical company, from 2015 to 2017, where she chaired negotiations, resulting in the $2.7 billion sale of ZS Pharma to AstraZeneca plc, a public pharmaceutical industry company. Prior to ZS Pharma, Ms. Fitzgerald held roles of increasing responsibility at Genentech, Inc. from 2003 to 2012, ultimately serving as Associate General Counsel and Director of Transactional Law. Ms. Fitzgerald also served as an Associate Attorney at Pillsbury Winthrop Shaw Pittman LLP. Ms. Fitzgerald holds a B.A. and an M.A. in History from Stanford University and a J.D. from the University of California, Berkeley.

CORPORATE GOVERNANCE MATTERS

Composition of the Board of Directors

Our bylaws and amended and restated certificate of incorporation (“Certificate of Incorporation”) provide that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change of control at our Company. Of the members of our board of directors and nominees to serve as members of our board of directors, Drs. Aaker, Martinborough, Moore and Singhvi, Messrs. Dorgan, Smith and Wolf and Ms. Parker are independent directors as defined under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

The role of chairman of our board of directors is separate from the Chief Executive Officer position in order to ensure independent leadership of our board of directors. Our board of directors has determined that its structure is appropriate to fulfill its duties effectively and efficiently, so that our Chief Executive Officer can focus on leading our Company, while the chairman can focus on leading the board of directors in overseeing management.

Board Meetings

Our board of directors held 10 meetings during 2022. During 2022, all of our directors attended at least 75% of the combined total of (i) all board of directors meetings held during the period for which each such director was a member of the board of directors and (ii) all meetings of committees of the board of directors of which the director was a member. Each board member is free to suggest the inclusion of items on the agenda for each board meeting. The independent members of our board of directors regularly meets in executive session without management or other employees present. The board of directors encourages its members to attend its annual meetings of stockholders. Mr. Nicols was the only member of our board of directors to attend our 2022 annual meeting of stockholders.

Board Committees

Our board of directors has the following standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee, a science and technology committee and a strategic committee. The composition and responsibilities of the audit committee, the compensation committee, the nominating and corporate governance committee, the science and technology committee and the strategic committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee selects the independent registered public accounting firm; evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fees; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; reviews our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC; reviews our critical accounting policies and estimates; and annually reviews the audit committee charter and the committee’s performance. Additionally, our audit committee reviews the relevant facts and circumstances of any related party transactions and reviews the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics. In 2022, the members of our audit committee were Stephen Dilly (beginning February 2022 until August 2022), Byron L. Dorgan (until February 2022 and again from August 2022 until December 2022), H. Stewart Parker (beginning December 2022), David V. Smith and Dennis P. Wolf. The current members of our audit committee are Messrs. Smith and Wolf and Ms. Parker. Mr. Smith serves as the chair of our audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that each of Messrs. Smith and Wolf is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under applicable Nasdaq rules. Each of the members of our audit committee qualifies as an independent director under the applicable rules and regulations of the SEC and Nasdaq listing standards relating to audit committee independence. Our audit committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. The audit committee charter can be found in the corporate governance section of our website at www.codexis.com. The audit committee met five times during 2022.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Our compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. Our compensation committee also reviews and approves the grants of stock options and other equity awards under our stock plans. Our compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. The compensation committee’s charter permits it to delegate any or all of its responsibilities to a subcommittee of compensation committee members, but only to the extent consistent with our Certificate of Incorporation, bylaws, Nasdaq rules and other applicable law. In 2022, the members of our compensation committee were Bryon L. Dorgan (until December 2022), Alison Moore, Rahul Singhvi (beginning October 2022) and Dennis P. Wolf. The current members of our compensation committee are Drs. Moore and Singhvi and Mr. Wolf. Dr. Moore serves as the chair of our compensation committee. Each of the members of our compensation committee is an independent director under the Nasdaq listing standards and an “outside” director under the applicable rules and regulations under the Internal Revenue Code of 1986, as amended, (the “Code”) relating to compensation committee independence. Our compensation committee operates under a written charter, which can be found in the corporate governance section of our website at www.codexis.com. The compensation committee met six times during 2022.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters. In 2022, the members of our nominating and corporate governance committee were Jennifer Aaker, Byron Dorgan (beginning December 2022), Stephen Dilly (until August 2022) and Patrick Y. Yang. The current members of our nominating and corporate governance committee are Drs. Aaker and Yang (until the Annual Meeting) and Mr. Dorgan. Dr. Yang serves as the chair of our nominating and corporate governance committee and Mr. Dorgan will serve as chair following the Annual Meeting. Each of the members of our nominating and corporate governance committee is an independent director under Nasdaq listing standards relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter, which can be found in the corporate governance section of our website at www.codexis.com. The nominating and corporate governance committee met four times during 2022.

Science and Technology Committee

Our science and technology committee assists our board of directors and management in understanding emerging or evolving scientific or technological issues of importance to the Company, the status and progress of our research and development programs and our intellectual property position. In addition, the science and technology committee advises management on our technology development programs in order to enable us to achieve our long-term strategic technology development objectives. In 2022, the members of our science and technology committee were Stephen Dilly (until December 2022), Esther Martinborough, Alison Moore, Rahul Singhvi (beginning October 2022) and Patrick Y. Yang (until October 2022). The current members of our science and technology committee are Drs. Martinborough, Moore and Singhvi. Dr. Martinborough serves as the chair of our science and technology committee. The science and technology committee operates under a written charter, which can be found in the corporate governance section of our website at www.codexis.com. The science and technology committee met four times during 2022.

Strategic Committee

Our strategic committee assists our board of directors by making recommendations to our board of directors on the Company’s strategic direction and objectives and serve as a liaison between the board of directors and management. In 2022, the members of our strategic committee were Esther Martinborough, H. Stewart Parker (beginning December 2022), David V. Smith and Patrick Y. Yang (until December 2022). The current members of our strategic committee are Dr. Martinborough, Ms. Parker and Mr. Smith. Mr. Smith serves as the chair of our strategic committee. The strategic committee operates under a written charter, which can be found in the corporate governance section of our website at www.codexis.com. The strategic committee met two times during 2022.

Risk Oversight

Our board of directors generally oversees corporate risk in its review and deliberations relating to our activities, including financial and strategic risk relevant to our operations. In addition, our board of directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The audit committee oversees management of financial risks. Our compensation committee is responsible for overseeing the management of risks relating to our executive and other compensation plans and arrangements and employee retention. The nominating and corporate governance committee manages risks associated with the independence of our board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Our board of directors believes that administration of its risk oversight function has not affected the board of directors’ leadership structure.

Risk Assessment and Compensation Practices

Our management assesses and discusses with our compensation committee our compensation policies and practices for our employees as they relate to our risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future.

Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. While performance-based cash bonuses focus on achievement of annual goals, which may encourage the taking annual risks at the expense of long-term results, we believe that our compensation policies help mitigate this risk and that our performance-based cash bonuses are limited, representing a small portion of the total compensation opportunities available to most employees. We also believe that our performance-based cash bonuses appropriately balance risk and the desire to focus our employees on specific short-term goals important to our success, and do not encourage unnecessary or excessive risk-taking.

A portion of the compensation provided to our eligible employees is in the form of long-term equity-based incentives that we believe are important to help further align our employees’ interests with those of our stockholders. We do not believe that these equity-based incentives encourage unnecessary or excessive risk taking because their ultimate value is tied to our stock price.

Director Nominations and Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with our board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; experience in Codexis’ industry and relevant social policy concerns; experience as a board member of another publicly held company; academic expertise in an area of Codexis’ operations; practical and mature business judgment, including the ability to make independent analytical inquiries; and diversity of business or career experience relevant to the success of Codexis, such as public policy and government relations. The board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The nominating and corporate governance committee may decide to retain an executive search firm to identify director candidates, and if so, will identify the search firm and approve the search firm’s fees and other retention terms and will specify for the search firm the criteria to use in identifying potential candidates, consistent with the director qualification criteria described above. The nominating and corporate governance committee will also consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the board of directors at an annual meeting, the stockholder must provide notice to Codexis, which notice must be delivered to, or mailed and received at, Codexis’ principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times and in the forms required under our bylaws. As set forth in our bylaws, in addition to the specific information required by Rule 14a-19(b) under the Exchange Act, submissions must include the name and address of the proposed nominee and the nominating person, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s and the nominating person’s indirect and direct interests in shares of our common stock, information regarding the relationships between the proposed nominee and the nominating person (and such nominating person’s affiliates and those with whom the nominating person is acting in concert), and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, which are available, without charge, upon request to our Secretary, at 200 Penobscot Drive, Redwood City, California 94063. Candidates

recommended by our stockholders are evaluated in the same manner as candidates identified by a member of the nominating and corporate governance committee.

Director Demographic Matrix

The demographic information presented below is based on voluntary self-identification by each nominee or director. Additional biographical information on each nominee is set out under “Director Nominees” and “Directors Not Standing for Election.”

	Jennifer Aaker	Stephen Dilly	Byron Dorgan	Esther Martinborough	Alison Moore	Rahul Singhvi	Stewart Parker	David Smith	Dennis Wolf
Gender	Female	Male	Male	Female	Female	Male	Female	Male	Male
LGBTQ+	*	No	No	No	No	No	No	No	No
Race/ Ethnicity	*	White	White	Black	White	Asian	White	White	White

*	Preferred not to answer.

Compensation Committee Interlocks and Insider Participation

During 2022, Drs. Moore and Singhvi and Messrs. Dorgan and Wolf served as members of our compensation committee. None of the members of our compensation committee in 2022 nor any of the current members of the compensation committee, has at any time during the prior three years been an officer or employee of Codexis. None of our executive officers currently serves, or in the prior three years has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Communication with the Board

Interested persons, including stockholders, may communicate with our board of directors by sending a letter to our Secretary at our principal executive offices at 200 Penobscot Drive, Redwood City, California 94063. Our Secretary will submit all correspondence to the chairman of the board of directors and to any specific director to whom the correspondence is directed.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics can be found in the corporate governance section of our website at www.codexis.com. Please direct all requests to our Secretary at our principal executive offices at Codexis, Inc., 200 Penobscot Drive, Redwood City, California 94063. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions, applicable to our directors and officers, on our website identified above.

Derivatives Trading, Hedging and Pledging Policies

Our Insider Trading Compliance Program provides that no employee, officer, director, consultant or contractor, or any family member or member of the same household of any such person, should directly or indirectly participate in transactions involving trading activities which by their aggressive or speculative nature may give rise to an appearance of impropriety, including short sales and the purchase or writing of put or call options. In addition, our Insider Trading Compliance Program specifically prohibits short sales, put and call options and other hedging transactions under 10b5-1 trading plans and provides that no employee, officer or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

Director Compensation

Our non-employee director compensation policy provides for the following annual cash compensation to our non-employee directors: an annual cash retainer of $50,000 for their service as members of the board of directors, other than the chairman of the board of directors, who receives an annual cash retainer of $110,000; an additional annual cash retainer of $20,000 per year to members of our compensation committee, other than the chairperson of our compensation committee, who receives an additional annual cash retainer of $30,000 per year; an additional annual cash retainer of $10,000 per year to members of our nominating and corporate governance committee, other than the chairperson of our nominating and corporate governance committee, who receives an additional annual cash retainer of $15,000 per year; an additional annual cash retainer of $20,000 per year to members of our audit committee, other than the chairperson of our audit committee, who receives an additional annual cash retainer of $30,000 per year; an additional annual cash retainer of $10,000 per year to members of the science and technology committee, other than the chairperson of our science and technology committee, who receives an additional cash retainer of $15,000; and an additional annual cash retainer of $10,000 per year to members of our strategic committee, other than the chairperson of our strategic committee, who receives an additional cash retainer of $15,000 per year. These cash retainers are paid quarterly in arrears.

In addition to the annual cash retainers, our non-employee director compensation policy provides that, upon election to our board of directors, each non-employee director is automatically granted an initial restricted stock award covering a number of shares of our common stock equal to $200,000 divided by the per share closing trading price of our common stock on the date of grant. Such initial restricted stock awards vest as to one-third of the total number of shares subject to the award on the first anniversary of the date the director commences service on our board of directors, with the remainder of the award vesting and becoming exercisable at a rate of one-third of the total number of shares subject to the award each year thereafter, subject to the director’s continued service to the Company on each applicable vesting date. In addition, the policy provides that, on the date of each annual meeting of stockholders, each non-employee director is granted a restricted stock award covering a number of shares of our common stock equal to $100,000 divided by the per share closing trading price of our common stock on the date of grant. Such annual restricted stock awards vest as to all of the shares subject to the award on the earlier of the first anniversary of the date of grant or the next annual stockholder meeting, subject to the director’s continued service to the Company on such vesting date.

The following table sets forth information regarding compensation earned by our non-employee directors who served during the year ended December 31, 2022. The compensation Dr. Dilly received as a non-employee director prior to being appointed our President and Chief Executive Officer and the compensation Mr. Nicols received during 2022 is reported below in “Executive Compensation – Compensation Tables – 2022 Summary Compensation Table.”

2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Jennifer Aaker, Ph.D.	77,019	99,992	177,011
Byron L. Dorgan	121,668	99,992	221,659
Esther Martinborough, Ph.D.	70,217	99,992	170,209
Alison Moore, Ph.D.	90,000	99,992	189,992
H. Stewart Parker (2)	3,478	199,994	203,472
Rahul Singhvi, Sc.D. (3)	17,962	199,994	217,956
David V. Smith	95,000	99,992	194,992
Dennis P. Wolf	90,000	99,992	189,992
Patrick Y. Yang, Ph.D.	75,621	99,992	175,612

(1)

The amounts reported in this column reflect the grant date fair value of stock awards granted during the year ended December 31, 2022 calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The following table sets forth the number of shares of restricted stock held by each non-employee director as of December 31, 2022. None of our non-employee directors held any stock options as of December 31, 2022.

Name	Shares of Restricted Stock (#)
Jennifer Aaker, Ph.D.	16,453
Byron L. Dorgan	11,273
Esther Martinborough, Ph.D.	16,114
Alison Moore, Ph.D.	17,241
H. Stewart Parker (2)	37,878
Rahul Singhvi, Sc.D. (3)	31,347
David V. Smith	11,273
Dennis P. Wolf	11,273
Patrick Y. Yang, Ph.D.	11,273

(2)	Ms. Parker was appointed to our board of directors effective December 16, 2022.
(3)	Dr. Singhvi was appointed to our board of directors effective September 28, 2022.

PROPOSAL 2

RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected BDO as our independent registered public accounting firm for the year ending December 31, 2023, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO has audited our financial statements since the year ended December 31, 2013. A representative of BDO is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of BDO as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain BDO. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our and our stockholders’ best interests.

Principal Accounting Fees and Services

BDO provided audit, audit-related, tax and other services to us during the years ended December 31, 2022 and 2021 as follows:

Type of Fees	Fiscal 2022	Fiscal 2021
Audit Fees	$1,300,210	$1,210,975
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,300,210	$1,210,975

Audit Fees

This category includes fees associated with professional services rendered for the audit of our annual financial statements and the effectiveness of our internal control over financial reporting, issuance of consents in connection with registration statements, providing comfort letters in connection with Codexis’ funding transactions and for the review of our interim financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees

There were no fees for services rendered by BDO that fall into the classification of audit-related fees for the years ended December 31, 2022 and 2021.

Tax Fees

There were no fees for services rendered by BDO that fall into the classification of tax fees for the years ended December 31, 2022 and 2021.

All Other Fees

There were no fees for services rendered by BDO that fall into the classification of All Other Fees for the years ended December 31, 2022 and 2021.

Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by Codexis or its subsidiaries to render audit or non-audit services, our audit committee must review the terms of the proposed engagement and pre-approve the engagement. Our audit committee may delegate authority to a member of the audit committee to provide such pre-approvals for audit or non-audit services, provided that such person will be required to report all such pre-approvals to the full audit committee at its next scheduled meeting. All fees paid to BDO for audit and non-audit services provided during years 2022 and 2021 were pre-approved by the audit committee in accordance with the policy described above.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Reform Act”) added Section 14A to the Securities Exchange Act of 1934, as amended, which requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Accordingly, our board of directors has approved the submission of the following resolution to our stockholders for approval at the Annual Meeting:

“RESOLVED, that the compensation paid to Codexis, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our executive compensation program is designed to attract talented individuals to lead, manage and operate all aspects of our business and reward and retain those individuals who continue to meet our high expectations over time. Our executive compensation program combines short-term and long-term components, cash and equity, and fixed and contingent payments in the amounts and proportions that we believe are most appropriate to incentivize, retain and reward our named executive officers for achieving our objectives. Our executive compensation program also is intended to make us competitive in our industry, where there is considerable competition for talented executives. For more information on our executive compensation program, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.

This vote is advisory, which means that the vote on executive compensation is not binding on Codexis, our board of directors or the compensation committee of our board of directors. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, our compensation committee and our board of directors will review and consider the outcome of this vote when making future compensation decisions for our named executive officers. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Unless our board of directors changes its policy with respect to the frequency of the advisory vote on executive compensation, including in response to the outcome of the vote on Proposal 4, the next such vote will be held at our next annual meeting of stockholders.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NON-BINDING, ADVISORY RESOLUTION ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES BY STOCKHOLDERS ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Reform Act, we are seeking a non-binding, advisory vote as to the frequency with which stockholders would have an opportunity to provide an advisory vote to approve the compensation of our named executive officers. Stockholders have the option of voting for future advisory votes on the compensation of our named executive officers to be held at a frequency of every one, two or three years, or abstaining.

While we will continue to monitor developments in this area, our board of directors believes it is appropriate and desirable to seek an advisory “Say-on-Pay” vote from stockholders every year. We believe that this frequency is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in each of our proxy statements, leading to a more meaningful and coherent communication between the Company and our stockholders on the compensation of our named executive officers.

Our board of directors’ current plan is further based on the premise that this recommendation could be modified if it becomes apparent that an annual frequency vote is not meaningful, is burdensome or is more frequent than indicated by best corporate governance practices.

Based on the factors discussed, our board of directors recommends that future non-binding, advisory votes to approve the compensation of our named executive officers occur every year until the next advisory vote on the frequency of advisory votes to approve the compensation of our named executive officers. Stockholders are not being asked to approve or disapprove our board of director’s recommendation, but rather to indicate their choice among the following frequency options: one year, two years or three years, or to abstain from voting.

This vote is advisory, and therefore not binding on us, the compensation committee or the board of directors. However, we value the opinions of our stockholders and will take into account the outcome of the vote when considering the frequency of submitting to stockholders a resolution to afford stockholders the opportunity to vote on executive compensation. If none of the frequency alternatives—one year, two years or three years—receives the affirmative vote of a majority of the shares present in person by attendance online or represented by proxy at the Annual Meeting and entitled to vote on the proposal, we will consider the highest number of votes cast by stockholders to be the frequency that has been selected by stockholders.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS TO BE HELD AT A FREQUENCY OF “EVERY ONE YEAR.”

PROPOSAL 5

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

Overview of Amendment

Our Certificate of Incorporation currently authorizes the issuance of 100,000,000 shares of common stock. In April 2023, our board of directors adopted a resolution to amend the Certificate of Incorporation, subject to stockholder approval, to increase the number of authorized shares of our common stock to 200,000,000 shares (the “Share Increase Amendment”). The additional 100,000,000 shares of common stock authorized for issuance pursuant to the proposed Share Increase Amendment would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. The holders of common stock are not entitled to preemptive rights or cumulative voting.

The Share Increase Amendment will not affect the number of authorized shares of preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock”), which is 5,000,000 shares. There are currently no issued and outstanding shares of Preferred Stock.

Reasons for the Increase in Authorized Shares

As of the Record Date, 66,767,717 shares of our common stock were issued and outstanding out of the 100,000,000 shares that we are currently authorized to issue. In addition, as of the Record Date, an aggregate of approximately shares of common stock are issuable, including: (i) 5,777,166 shares of common stock issuable upon the exercise of outstanding stock options having a weighted-average exercise price of approximately $7.94 per share; (ii) 1,252,142 shares of common stock issuable upon vesting of outstanding restricted stock units; (iii) up to 307,346 shares of common stock issuable upon the vesting of outstanding performance stock units; (iv) up to 1,813,947 shares of common stock issuable pursuant to outstanding performance-based options having a weighted-average exercise price of approximately $11.89 per share; (v) 803,328 shares of common stock reserved for issuance pursuant to future awards under the 2019 Plan; and (v) 1,325,729 shares of common stock reserved for issuance pursuant to future awards under the Codexis, Inc. 2022 Employment Inducement Plan. In addition to the foregoing, if (a) Proposal 6 is approved, an additional 2,000,000 shares will be issuable pursuant to the Codexis, Inc. 2023 Employee Stock Purchase Plan and if (b) Proposal 7 is approved, an additional 8,000,000 shares will be issuable pursuant to the 2019 Plan.

Our board of directors believes it is in the best interests of the Company and our stockholders to increase our authorized shares of common stock so that we have shares of common stock available to provide additional flexibility to promptly and appropriately use our common stock for business and financial purposes in the future, as well as to have sufficient shares available to provide appropriate equity incentives for our employees and other eligible service providers. The additional shares of common stock, if approved, may be used for various purposes without further stockholder approval. These purposes may include: raising capital; providing equity incentives to employees, officers, directors, consultants and/or advisers; establishing collaborative or partnering arrangements with other companies; expanding our business through the acquisition of other businesses, products or technologies; and other purposes.

For example, we may decide to raise additional capital to fund our operations, research and development expenses and commercially launch new novel biotherapeutics, if approved, or to make other strategic transactions. In light of our capital needs, we regularly consider fund raising opportunities and may decide, from time to time, to raise capital based on various factors, including market conditions and our plans of operation.

In this regard, if the board of directors determines that raising additional capital through issuing the additional shares of our common stock is desirable, we want to be able to act quickly if market conditions are favorable.

Given the lack of sufficient available unissued and unreserved authorized shares of our common stock, if this proposal is not approved, we will not be able to raise future capital without first obtaining stockholder approval for an increase in the number of authorized shares of common stock. The cost, prior notice requirements and delay involved in obtaining stockholder approval at the time that corporate action may be necessary or desirable could completely eliminate our ability to opportunistically capitalize on favorable market windows, which could delay or preclude our ability to advance our development and potential commercialization efforts.

In addition, our success depends in part on our continued ability to attract, retain and motivate highly qualified management and clinical personnel, and if this Share Increase Amendment is not approved by our stockholders, the lack of unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities that our board of directors and compensation committee deem appropriate could adversely impact our ability to achieve these goals.

In summary, if our stockholders do not approve this proposal, we may not be able to access the capital markets; continue to conduct the research and development and clinical and regulatory activities necessary to advance our biotherapeutic candidates and performance enzymes; complete future corporate collaborations and partnerships; attract, retain and motivate employees, officers, directors, consultants and/or advisers; and pursue other business opportunities integral to our growth and success, all of which could severely harm our business and our prospects.

Effects of Increase

The Share Increase Amendment will not have any immediate effect on the rights of existing stockholders. However, our board of directors will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or Nasdaq rules. Future issuances of common stock or securities convertible into or exchangeable for common stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of our current stockholders.

Our board of directors has not proposed the Share Increase Amendment with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of our Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent our board of directors from taking any appropriate actions not inconsistent with its fiduciary duties. We do not have a poison pill plan and have not made any non-shareholder approved repricings of our equity awards.

The Proposed Amendment

If our stockholders approve this proposal, then the first sentence of Article IV, Section A of our Certificate of Incorporation will be deleted and replaced in its entirety to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is two hundred five million (205,000,000) shares, two hundred million (200,000,000) shares of which shall be Common Stock and five million (5,000,000) shares of which shall be Preferred Stock. The Common Stock shall have a par value of one-hundredth of one cent ($0.0001) per share and the Preferred Stock shall have a par value of one-hundredth of one cent ($0.0001) per share.”

Vote Required

The affirmative vote of a majority of our issued and outstanding shares of common stock entitled to vote is required to approve this proposal. If the Share Increase Amendment is approved by stockholders, all other sections of the Certificate of Incorporation would be maintained in their current form. The Share Increase Amendment would become effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company would do promptly after the Annual Meeting. The form of the certificate of amendment is attached hereto as Appendix A. In the event that the Share Increase Amendment is not approved by our stockholders at the Annual Meeting, the current Certificate of Incorporation would remain in effect in its entirety. Our board of directors reserves the right, notwithstanding stockholder approval of the Share Increase Amendment and without further action by our stockholders, not to proceed with the Share Increase Amendment at any time before it becomes effective. Abstentions will have the same effect as voting against this proposal.

Dissenters’ Rights of Appraisal

Under Delaware law, stockholders are not entitled to appraisal rights with respect to the Share Increase Amendment, and we will not independently provide our stockholders with any such right.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 100,000,000 to 200,000,000.

PROPOSAL 6

APPROVAL OF THE CODEXIS, INC. 2023 EMPLOYEE STOCK PURCHASE PLAN

Overview

Our stockholders are being asked to approve the Codexis, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”) and the material terms thereunder. The board of directors approved the ESPP, subject to stockholder approval at the Annual Meeting. The ESPP will become effective upon approval by our stockholders.

The ESPP is described in more detail below. A copy of the ESPP is included in Appendix B to this proxy statement.

The ESPP

The ESPP is designed to allow eligible employees of the Company to purchase shares of the our common stock with their accumulated payroll deductions. The ESPP is divided into two components: the “Section 423 Component” and the “Non-Section 423 Component.” The Section 423 Component is intended to qualify under Section 423 of the Code. The Non-Section 423 Component is not intended to qualify under Section 423 of the Code and will be used to grant stock options to certain non-U.S. employees, eligible consultants and certain U.S. employees who are employed by certain of our subsidiaries that do not participate in the Section 423 Component. The material terms of the ESPP are summarized below. The purpose of the ESPP is to assist such employees (and certain eligible consultants who may participate in the Non-section 423 Component only) in acquiring a stock ownership interest in the Company, to help such service providers provide for their future security and to encourage such service providers to remain in the service of Codexis. The board of directors believes that equity awards are necessary to remain competitive in its industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals.

Summary of the ESPP

This section summarizes certain principal features of the ESPP. The summary is qualified in its entirety by reference to the complete text of the ESPP, which is attached hereto as Appendix B.

Administration

Subject to the terms and conditions of the ESPP, the compensation committee will administer the ESPP. The compensation committee can delegate administrative tasks under the ESPP to the services of an agent and/or employees to assist in the administration of the ESPP. The administrator will have the discretionary authority to administer and interpret the ESPP. Interpretations and constructions of the administrator of any provision of the ESPP or of any rights thereunder will be conclusive and binding on all persons. We will bear all expenses and liabilities incurred by the ESPP administration.

Shares Available for Awards

The maximum number of shares of our common stock which will be authorized for sale under the ESPP is 2,000,000 shares of our common stock. The shares reserved for issuance under the ESPP may be authorized but unissued shares or reacquired shares.

Eligibility

Employees eligible to participate in the ESPP for a given offering period generally include employees who are employed by us or one of our designated subsidiaries on the first day of the offering period, or the enrollment date. Our employees (and, if applicable, any employees of our subsidiaries) who customarily work less than five months in a calendar year or are customarily scheduled to work less than 20 hours per week will not be eligible to participate in the ESPP. Finally, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all our classes of stock or of one of our subsidiaries will not be allowed to participate in the ESPP.

A consultant may be designated by the compensation committee to participate in the Non-Section 423 Component if the consultant is engaged by us or one of our designated subsidiaries, including, without limitation, through a professional employer organization, on a given enrollment date for an offering period. In no event shall a consultant be eligible to participate in the Section 423 Component.

As of April 20, 2023, we had approximately 239 full-time employees who could have been eligible to participate in the Section 423 Component and 36 consultants who, if designated by the compensation committee, could have been eligible to participate in the Non-Section 423 Component.

Participation

Employees will enroll under the ESPP by completing a payroll deduction form permitting the deduction from their compensation of at least 1% of their compensation but not more than 15% of their compensation. Such payroll deductions may be expressed as either a whole number percentage or a fixed dollar amount, and the accumulated deductions will be applied to the purchase of shares on each purchase date. Eligible consultants may become a participant in the Non-Section 423 Component by completing a fee deduction authorization.

Offering

Under the ESPP, participants are offered the option to purchase shares of our common stock at a discount during a series of successive offering periods, the duration and timing of which will be determined by the ESPP administrator. However, in no event may an offering period be longer than 27 months in length. The offering periods are each comprised of one or more equal length or shorter purchase periods. Initially, each offering period will be 24 months and comprised of four six-month purchase periods. If the fair market value of a share of common stock on any exercise date (other than the final scheduled exercise date of an offering period) is lower than the fair market value of a share of common stock on the grant date of an offering period, then the offering period will automatically terminate, and each participant will automatically be enrolled in the next offering period.

The option purchase price will be the lower of 85% of the closing trading price per share of our common stock on the first trading date of an offering period in which a participant is enrolled or 85% of the closing trading price per share on the purchase date. Our closing trading price of our common stock as of April 20, 2023 was $4.10.

Under the Section 423 Component, participants may not purchase shares of our common stock at a rate which exceeds $25,000 of fair market value of our stock (determined at the time the option to purchase shares under the ESPP is granted) for each calendar year in which the option is outstanding (as determined in accordance with Section 423 of the Code).

Unless a participant has previously canceled his or her participation in the ESPP before the purchase date, the participant will be deemed to have exercised his or her option in full as of each purchase date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the option purchase price, subject to the participation limitations listed above.

A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant will have the option to either (i) receive a refund of the participant’s account balance in cash without interest or (ii) exercise the participant’s option for the current offering period for the maximum number of shares of common stock on the applicable purchase date, with the remaining account balance refunded in cash without interest. Following at least one payroll deduction, a participant may also decrease (but not increase) his or her payroll deduction authorization once during any offering period. If a participant wants to increase or decrease the rate of payroll withholding, he or she may do so effective for the next offering period by submitting a new form before the offering period for which such change is to be effective.

A participant may not assign, transfer, pledge or otherwise dispose of (other than by will or the laws of descent and distribution) payroll deductions credited to a participant’s account or any rights to exercise an option or to receive shares of our common stock under the ESPP, and during a participant’s lifetime, options in the ESPP shall be exercisable only by such participant. Any such attempt at assignment, transfer, pledge or other disposition will not be given effect.

Adjustments

In the event of any increase or decrease in the number of issued shares of our common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other increase or decrease in the number of shares of our common stock effected without receipt of consideration by us, we will proportionately adjust the aggregate number of shares of our common stock offered under the ESPP, the number and price of shares which any participant has elected to purchase under the ESPP and the maximum number of shares which a participant may elect to purchase in any single offering period. If there is a proposal to dissolve or liquidate us, then the ESPP will terminate immediately prior to the consummation of such proposed dissolution or liquidation, and any offering period then in progress will be shortened by setting a new purchase date to take place before the date of our dissolution or liquidation. We will notify each participant of such change in writing at least ten business days prior to the new exercise date. If we undergo a merger with or into another corporation or sell all or substantially all of our assets, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or the parent or subsidiary of the successor corporation. If the successor corporation refuses to assume the outstanding options or substitute equivalent options, then any offering period then in progress will be shortened by setting a new purchase date to take place before the date of our proposed sale or merger. We will notify each participant of such change in writing at least ten business days prior to the new exercise date.

Amendment and Termination

Our board of directors may amend, suspend or terminate the ESPP at any time. However, our board of directors may not amend the ESPP without obtaining shareholder approval within 12 months before or after such amendment to the extent required by applicable laws.

Material United States Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to the purchase of shares under the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Certain taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. As such, tax consequences for employees participating in the Non-Section 423 Component of the ESPP are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

The Section 423 Component of the ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the ESPP. In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant generally will be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (ii) an amount equal to the applicable discount from the fair market value of the shares as of the date of grant. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and Codexis will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and Codexis will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.

New Plan Benefits

Because the number of shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance. No shares of our common stock have been issued under the ESPP as it is not yet effective.

Vote Required

To be approved, this proposal must receive a “For” vote from the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions and broker non-votes will have no effect on the proposal.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CODEXIS, INC. 2023 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 7

APPROVAL OF AN AMENDMENT TO OUR 2019 INCENTIVE AWARD PLAN

Overview

We are asking our stockholders to approve an amendment to the 2019 Plan (the “2019 Plan”) to increase the number of shares authorized and available for issuance under the 2019 Plan by 8,000,000 shares, resulting in an increase to the total shares authorized and available for issuance under the 2019 Plan from 7,897,144 shares to 15,897,144 (the “2019 Plan Amendment”). Our Board, upon recommendation of the compensation committee, approved the increase by 8,000,000 shares of the shares authorized for issuance in April 2023, subject to stockholder approval. The 2019 Plan was originally adopted by our Board in April 2019 and approved by stockholders in June 2019. Within this Proposal 7, we refer to the 2019 Plan, as amended by the 2019 Plan Amendment, as the “Amended Plan.” Upon the effectiveness of the 2019 Plan, we intend to terminate the 2022 Employment Inducement Plan and will discontinue making grants under our 2022 Employment Inducement Plan; however, existing awards will remain outstanding pursuant to their terms.

The Amended Plan includes provisions that implement compensation and governance best practices to ensure our equity compensation aligns employee interests with that of our stockholders and incentivizes the creation of long-term stockholder value. Accordingly, our Board and compensation committee believe that the share increase to the Amended Plan is reasonable and appropriate at this time. Based on our projected usage of shares authorized for issuance under the Amended Plan and our reasonable expectation of future equity usage, we believe that the number of shares being requested for authorization under the Amended Plan is equivalent to what we anticipate as two years of usage based on expected key hires and aggregate equity need in a highly competitive talent market; share usage is ultimately dependent on factors such as stock price movement, participation levels and corporate activities that could impact our grant practices.

Employees and consultants of the Company, its subsidiaries and affiliates, as well as members of our Board, are eligible to receive awards under the 2019 Plan. The Amended Plan provides for the grant of incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), other stock or cash-based awards and dividend equivalents to eligible individuals.

As of April 20, 2023, we had an aggregate of 66,767,717 shares of common stock outstanding and a total of approximately 803,328 shares of common stock reserved for issuance and available for future grants under the 2019 Plan. As of April 20, 2023, there were approximately 5,777,176 shares of common stock subject to options outstanding under the 2019 Plan and our other equity incentive plans, with an approximate weighted average exercise price of the outstanding options of $7.94 per share and an approximate weighted average remaining contractual term for the outstanding options of 7.27 years. As of April 20, 2023, there were also approximately 3,373,435 restricted stock units and performance stock units outstanding under the 2019 Plan and our other equity incentive plans. We expect that the additional 8,000,000 share increase to the shares available under the Amended Plan should accommodate grants for approximately two years.

Approval of the 2019 Plan Amendment will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Code, relating to ISOs. If our stockholders do not approve the 2019 Plan Amendment, the additional shares proposed by the 2019 Plan Amendment will not become available for issuance; instead, the 2019 Plan will continue in full force and effect, without giving effect to the 2019 Plan Amendment, and we may continue to grant equity-based awards under the Plan to the extent that shares remain available for grant under the 2019 Plan.

A summary of the principal provisions of the Amended Plan, including a number of important compensation and governance best practices we implemented to ensure the Amended Plan furthers our compensation plan objectives and supports long-term stockholder interests, is set forth below. The summary is qualified by reference to the full text of the 2019 Plan, which is attached as Appendix A to the Company’s 2019 Proxy Statement filed with the SEC on April 26, 2019, and the 2019 Plan Amendment, which is attached as Appendix C to this Proxy Statement.

We are asking our stockholders to approve the 2019 Plan Amendment because the availability of an adequate reserve of shares under the 2019 Plan is an integral part of our compensation program, as well as our continued growth and success. The 2019 Plan was structured to provide the Company with the necessary flexibility to design long-term incentive programs for our employees that align with our compensation philosophy, and more effectively support the strategic priorities of our organization. The equity-based awards issued under the 2019 Plan increase our ability to attract, motivate and retain high quality talent, as providing equity-based awards is critical to achieving success as we compete for talent in our industry in which equity compensation is market practice and is expected by many existing personnel and prospective candidates. Further, we believe that grants of equity-based incentive awards are necessary to enable us to design and implement executive compensation programs that retain our key employees, and compensate those employees based on the performance of the Company and other individual performance factors, thereby aligning the goals and objectives of our employees with the interests of our stockholders. If the 2019 Plan Amendment is not approved, we believe the foregoing goals will be adversely affected.

Key Features of the Amended Plan

The Amended Plan reflects a broad range of compensation and governance best practices, as highlighted below. Unless otherwise stated, these are new features introduced with the adoption of the Amended Plan and are intended to align our equity compensation practices with current best practices.

•	Automatic acceleration of awards only if not assumed or substituted. The Amended Plan provides that awards will automatically accelerate upon a change in control only if not assumed or substituted.

•

Prohibition of liberal stock recycling on all awards. The Amended Plan prohibits any shares withheld for taxes on all awards from being added back to the share reserve, in addition to prohibiting other practices considered to be liberal stock recycling with respect to stock options and SARs.

•	Minimum vesting requirements. Subject to limited exceptions, awards granted under the Amended Plan may not vest until the first anniversary of the date of grant.

•	Payment of dividends only if underlying awards vest. Under the Amended Plan, dividends and dividend equivalents may only be paid to the extent the underlying award vests.

•

No repricing of awards without stockholder approval. Under the Amended Plan, awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.

•

No evergreen feature/stockholder approval required for stock reserve increases. The Amended Plan does not provide for an annual increase in the share reserve, and the Amended Plan may not be amended to increase the share reserve without stockholder approval.

•

Limitation on awards granted to directors. The grant date fair value of awards granted under the Amended Plan to any non-employee director during any calendar year may not exceed $750,000, subject to exceptions made by the plan administrator in extraordinary circumstances.

Background of Share Request

In its determination to approve the 2019 Plan Amendment, the board of directors was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity-based incentive awards, which the board of directors believes is a primary incentive and retention mechanism for our employees, consultants and directors. The Board and compensation committee reviewed an analysis prepared by Compensia, Inc. (“Compensia”) our compensation committee’s independent compensation consultant, which included an analysis of our historical share usage, certain burn rate metrics, the potential dilution associated with the 2019 Plan and the costs of the 2019 Plan.

This review included consideration of the following:

•

While we had expected our initial 2019 Plan to last two to three years, the board has been a careful steward of stockholder capital and the share reserve has lasted over four years; however, given the limited amount of shares left in the 2019 Plan today, the board deemed the requested shares necessary and reasonable to drive our new corporate strategy. The new equity will continue to be used in a responsible manner as we have done in the past.

•

In determining the reasonableness of the 2019 Plan share reserve, our compensation committee considered our historic burn rate. The following historical grant information results in an average annual burn rate for the last three fiscal years of 2.91 % of the total of then-outstanding shares, or Basic Weighted Average Common Shares Outstanding, as shown in the following table, counting both options and full-value awards on a one-for-one basis. Our Compensation Committee considered our historic burn rate levels and the impact of utilizing regular annual equity compensation grants in determining how long the amended share authorization could potentially last.

•	Our three-year average burn rate was approximately 2.91%, as shown in the following table.

	2020	2021	2022	Three-Year Average
Options granted	496,530	286,350	1,999,884	927,588
Restricted Stock Units granted	252,110	208,531	677,340	379,327
Performance Restricted Stock Units vested (1)	567,855	380,773	416,439	455,022
Total Shares (1)	1,316,495	875,654	3,093,663	1,761,937
Performance shares granted (2)	418,500	267,500	973,593	553,198
Weighted Average Shares Outstanding—Basic	59,360,488	64,568,357	65,343,574	63,090,806

(1)	Reflects the aggregate amount of options and restricted stock units granted, and PSUs vested in the applicable year.
(2)	Reflects PSU awards granted in the applicable year based on the achievement of “target” performance goals.

•

An additional metric that we use to measure the cumulative dilutive impact of our equity-based awards program is fully diluted overhang, which is the sum of (1) the number of shares subject to equity awards outstanding, but not exercised or settled and (2) the number of shares available to be granted under our equity compensation plans, divided by the sum of (1) the total common shares outstanding, (2) the number of shares subject to equity awards outstanding but not exercised or settled, and (3) the number of shares available to be granted under our equity compensation plans. Our approximate overhang as of the April 20, 2023 was 14%. In addition, over 90% of our total outstanding options as of April 20, 2023 are underwater meaning that the exercise price per share is greater than the closing trading price of a share of our common stock on April 20, 2023. If the 2019 Plan Amendment had been approved as of such date, our approximate potential overhang, as of April 20, 2023, would increase to 22% and then would decline over time.

•

We expect the share authorization under the Amended Plan to provide us with enough shares for awards for approximately two years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years and forfeitures of outstanding awards under the Codexis, Inc. 2010 Equity Incentive Award Plan (the “2010 Plan”) and the 2022 Employment Inducement Plan. However, future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2019 Plan could last for a shorter or longer time.

•

If we exhaust the share reserve under the 2019 Plan without approval of the 2019 Plan Amendment, we would lose an important element of our compensation program that is essential to attract, motivate and retain highly qualified talent, and that aligns the interests of our employees with our stockholders.

•

Compensia’s analysis, which is based on generally accepted evaluation methodologies, concluded that the share increase under the 2019 Plan Amendment provides for a pool within the market range with practices that are aligned with shareholders.

In light of the factors described above, the board of directors believes that the size of the share reserve proposed by the 2019 Plan Amendment is reasonable and appropriate at this time.

Summary of the Amended Plan

A summary of the principal provisions of the Amended Plan is set forth below. The summary is qualified by reference to the full text of the 2019 Plan, which is attached as Appendix A to the Company’s 2019 Proxy Statement, filed with the SEC on April 26, 2019, and the 2019 Plan Amendment, attached to this Proxy Statement as Appendix C.

Administration

The Amended Plan may be administered by the Board, Compensation Committee or other committee designated by the Board. To the extent required to comply with Rule 16b-3 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), it is intended that each member of the committee will be a “non-employee director” within the meaning of Rule 16b-3. The committee or our Board may delegate its powers under the 2019 Plan to one or more members of the Board or one or more directors, officers or managers of the Company or any subsidiary, provided that no officer may be delegated the authority to grant awards to or amend awards held by senior executives of the Company who are subject to Section 16 of the Exchange Act or any officer or director to whom authority to grant or amend awards has been delegated. The Board, committee or delegate thereof, as applicable, are referred to herein as the “plan administrator.”

The plan administrator has the authority to administer the Amended Plan, including the power to determine eligibility, the types and sizes of awards, the price and vesting schedule of awards, the methods for settling awards, the method of payment for any exercise or purchase price, any rules and regulations the plan administrator deems necessary to administer the Amended Plan, and the acceleration or waiver of any vesting restriction.

Eligibility

Persons eligible to participate in the Amended Plan include all members of the Board, currently comprised of eight non-employee directors, approximately 146 employees (including four executive officers) and currently zero consultants of the Company and its subsidiaries, in each case, as determined by the plan administrator.

Limitation on Awards and Shares Available

If our stockholders approve the 2019 Plan Amendment, the number of shares of common stock authorized for issuance under the Amended Plan is equal to the sum of (i) 15,897,144 shares and (ii) any shares subject to awards granted under the 2010 Plan and 2022 Employment Inducement Plan that were outstanding as of April 20, 2019 and thereafter expire, are cancelled or otherwise terminate; provided, that no more than 22,000,000 shares may be issued pursuant to the exercise of ISOs. The shares issued pursuant to an award under the 2019 Plan may be authorized but unissued shares, shares purchased by the Company on the open market or treasury shares.

If any shares subject to an award under the Amended Plan or any award under the 2010 Plan are forfeited, expire or are settled for cash, any shares deemed subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Amended Plan. However, the following shares may not be used again for grant under the Amended Plan: (1) shares tendered or withheld to satisfy the exercise price of an option; (2) shares tendered or withheld to satisfy the tax withholding obligations with respect to an award; (3) shares subject to a SAR (or other stock-settled award) that are not issued in connection with the stock settlement of the SAR or other award on its exercise; and (4) shares purchased on the open market with the cash proceeds from the exercise of stock options. Awards granted under the Amended Plan in connection with the assumption or substitution of outstanding equity awards previously granted by a company or other entity in the context of a corporate acquisition or merger will not reduce the shares authorized for grant under the Amended Plan.

As of April 20, 2023, the closing price of a share of our common stock was $4.10.

The grant date fair value of awards granted under the Amended Plan to any non-employee director during any calendar year may not exceed $750,000. The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, provided that the director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

In addition, awards granted under the Amended Plan must vest no earlier than one year measured from the date of grant and no award agreement shall reduce or eliminate such minimum vesting requirement, provided that an award may provide that such minimum vesting restrictions may lapse or be waived upon a participant’s termination of service or death or disability. In addition, up to an aggregate of 5% of the number of shares available for issuance under the Amended Plan as of its effective date may be granted without regard to the foregoing minimum vesting requirement. For the purposes of awards to non-employee directors, a vesting period shall be deemed to be one year if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders.

Awards

The Amended Plan provides for the grant of ISOs, NQSOs, SARs, restricted stock, RSUs, other stock or cash-based awards and dividend equivalents. All awards under the Amended Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Vesting conditions determined by the plan administrator may include continued service, attainment of performance goals and/or other conditions. No fractional shares shall be issued or delivered pursuant to the Amended Plan or any award thereunder.

Options. Stock options provide for the purchase of shares of common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NQSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of an option may not be less than 100% of the fair market value of the underlying stock on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute stock options granted in connection with a corporate transaction. The term of an option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Unless otherwise provided by the plan administrator or otherwise directed by the participant, each vested and in-the-money option will be automatically exercised on the last business day prior to the expiration of its original term.

Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying stock on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. SARs under the 2019 Plan will be settled in cash or shares, or in a combination of both, as determined by the plan administrator. Unless otherwise provided by the plan administrator or otherwise directed by the participant, each vested and in-the-money SAR will be automatically exercised on the last business day prior to the expiration of its original term.

Restricted Stock. A restricted stock award is an award of nontransferable shares of common stock that remains forfeitable unless and until specified vesting conditions are met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock will have voting rights and will have the right to receive dividends; however, dividends may not be paid until the applicable shares of restricted stock vest.

Restricted Stock Units. RSUs are contractual promises to deliver shares of common stock (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. RSUs generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time the RSUs are settled in shares. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. On the settlement date or dates, we will issue to the participant unrestricted, fully transferable shares of common stock (or the fair market value of one such shares in cash) in respect of the vested RSUs.

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents may accrue on awards, but shall not be payable unless and until the applicable award vests.

Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of common stock and other awards valued wholly or partially by referring to, or otherwise based on, our common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The plan administrator will determine the terms and conditions of other stock or cash based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

Amendment and Termination

Our Board may amend or terminate the Amended Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the aggregate number of shares available under the Amended Plan, “reprices” any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying share. In addition, no amendment, suspension or termination of the 2019 Plan may, without the consent of the affected participant, materially and adversely affect the participant’s rights. No ISO may be granted pursuant to the Amended Plan after the tenth anniversary of the date the 2019 Plan was adopted by our Board.

Corporate Transactions

The plan administrator has broad discretion to take action under the Amended Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Amended Plan and outstanding awards.

If a Change in Control (as defined in the Amended Plan) of the Company occurs and the successor refuses to assume or substitute for an award, the award shall accelerate and become fully vested and exercisable upon the Change in Control and all restrictions on the award shall lapse.

U.S. Federal Income Tax Consequences

This discussion regarding federal tax consequences is intended for the general information of our stockholders, not Amended Plan awardees. Alternative minimum tax and state and local income taxes are not discussed and may vary depending on individual circumstances and from locality to locality.

Code Section 162(m)

Under Code Section 162(m), income tax deductions of publicly-traded companies may be limited to the extent total compensation (including, without limitation, base salary, annual bonus, RSU settlement and nonqualified benefits) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Code Section 280G) in any one year. Under the tax rules in effect before 2018, the Code Section 162(m) deduction limit did not apply to qualified “performance-based” compensation that was established by an independent compensation committee and conformed to certain restrictive conditions stated under the Code and related regulations. However, the U.S. Tax Cuts and Jobs Act of 2017 eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation awarded under the Amended Plan in excess of $1 million to our current and former NEOs generally is not deductible.

Code Section 409A

Certain awards under the Amended Plan may be considered “nonqualified deferred compensation” subject to Code Section 409A, which imposes additional requirements on the payment of deferred compensation. These requirements generally provide that, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Code Section 409A or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the then-current taxable year and all preceding taxable years, by or for any awardee with respect to whom the failure relates, are includible in the gross income of the awardee for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Code Section 409A, the amount will be subject to income tax at regular income tax rates plus a 20 percent penalty, as well as potential penalties and interest.

Federal Tax Treatment of Award Types

With respect to NQSOs, the Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.

A participant receiving ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an ISO are held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of such shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one which does not meet the requirements of the Code for ISOs and the tax consequences described for NQSOs will apply.

The current federal income tax consequences of other awards authorized under the 2019 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NQSOs;

nontransferable restricted stock subject to a substantial risk of forfeiture and RSUs will result in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions applicable to such awards lapse (unless, with respect to an award of restricted stock, the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to our current and former NEOs. An award of a retainer, committee fee or meeting-based fee generally realizes ordinary income and we are entitled to a deduction in an amount equal to the amount of such retainer or fees upon payment thereof.

New Plan Benefits

As of April 20, 2023, 4,528,905 shares subject to stock options and performance-based stock options, 1,398,162 RSUs, 750,957 PSUs and 311,985 shares of restricted stock have been granted under the 2019 Plan. Other than with respect to annual grants of restricted stock award to our non-employee directors that will be made immediately following the date of the Annual Meeting, all future awards under the Amended Plan are subject to the discretion of the plan administrator, and therefore it is not possible to determine the benefits that will be received in the future by other participants in the Amended Plan (the Grants of Plan-Based Awards in 2022 table in this Proxy Statement describes all equity awards granted to our named executive officers during our fiscal year ended December 31, 2022 under the 2019 Plan). Therefore, the table below provides information only for our non-employee directors.

Name and Position	Dollar Value ($)	Number of Units
Named Executive Officers:
Stephen Dilly, M.B.B.S, Ph.D., President and Chief Executive Officer
Kevin Norrett, Chief Operating Officer
Ross Taylor, Senior Vice President and Chief Financial Officer
Margaret Nell Fitzgerald, Chief Legal and Compliance Officer, General Counsel and Secretary
John J. Nicols, former President and Chief Executive Officer
All Current Executive Officers as a Group
All Current Directors Who Are Not Executive Officers as a Group (1)	$800,000
All Employees, including All Current officers Who Are Not Executive Officers, as a Group

(1)

Our non-employee director compensation policy provides that on the date of each annual meeting of stockholders, each non-employee director is granted a restricted stock award covering a number of shares of our common stock equal to $100,000 divided by the per share closing trading price of our common stock on the date of grant, which vests as to all of the shares subject to the award on the earlier of the first anniversary of the date of grant or the next annual stockholder meeting, subject to the director’s continued service through the vesting date.

Awards Granted Under the 2019 Plan

The following table shows the number of shares of our common stock underlying options and performance-based stock options, RSUs, PSUs and shares of restricted stock granted under the 2019 Plan through April 20, 2023 by certain individuals and certain groups of individuals.

Certain awards set forth in this table for the named executive officers were granted in fiscal year 2022 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in fiscal year 2022 and therefore also are included in the Director Compensation Table set forth in this Proxy Statement and are not additional awards.

Name and Position	Shares of Common Stock Underlying Stock Options (#)	Restricted Stock Units (#)	Performance Stock Units (#) (1)	Shares of Restricted Stock
Named Executive Officers:
Stephen Dilly, M.B.B.S, Ph.D., President and Chief Executive Officer	1,037,500	112,500	340,000	33,974
Kevin Norrett, Chief Operating Officer	480,905	22,500	98,184
Ross Taylor, Senior Vice President and Chief Financial Officer	130,891	22,000	34,000
Margaret Nell Fitzgerald, Chief Legal and Compliance Officer, General Counsel and Secretary	407,775	8,000	77,273
John J. Nicols, former President and Chief Executive Officer	523,062
All Current Executive Officers as a Group	2,580,133	165,000	563,093	33,974
All Current Non-Executive Directors as a Group				278,011
Current Director Nominees:
Stephen Dilly, M.B.B.S., Ph.D.	1,037,500	112,500	340,000	33,974
Alison Moore, Ph.D.				33,974
Rahul Singhvi, Sc.D.				31,347
Each Associate of any of such Directors, Executive Officers or Nominees
Each Other Person who Received or is to Receive 5% of such Options, Warrants or Rights
All Employees, including all Officers who are not Executive Officers, as a Group	1,948,772	1,233,162	201,500

(1)	Represents performance stock unit awards reported assuming payout at “target” award levels.

Vote Required

To be approved, this proposal must receive a “For” vote from the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions and broker non-votes will have no effect on the proposal.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CODEXIS, INC. 2019 INCENTIVE AWARD PLAN.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The following overview highlights and summarizes information regarding executive compensation and does not purport to contain all of the information that is necessary to gain an understanding of our executive compensation policies and decisions. Please carefully read the Compensation Discussion and Analysis section and the compensation tables and related disclosures that follow for a more complete understanding of our executive compensation program.

Codexis, Inc. is a leading enzyme engineering company leveraging our proprietary CodeEvolver® technology platform to discover, develop and enhance novel, high performance enzymes and other classes of proteins. Our business requires a talented, motivated and capable leadership team. To that end, our executive compensation program plays a vital role in our ability to attract, retain and motivate top talent for continued business success.

2022 Executive Compensation Program Summary. Our executive compensation program is designed to attract and retain talented individuals to lead, manage and operate all aspects of our business and reward and retain those individuals who continue to meet our high expectations over time. Our executive compensation program combines short- and long-term components, cash and equity and fixed and contingent payments in the amounts and proportions that we believe are most appropriate to incentivize, retain and reward our named executive officers for achieving our objectives. Our executive compensation program is also intended to make us competitive in our industry, where there is considerable competition for talented executives.

For 2022, our named executive officers and their positions during 2022 were as follows:

•	Stephen Dilly, M.B.B.S, Ph.D., our President and Chief Executive Officer;

•	Kevin Norrett, M.B.A., our Chief Operating Officer;

•	Ross Taylor, our Senior Vice President and Chief Financial Officer;

•	Margaret Nell Fitzgerald, our Chief Legal and Compliance Officer, General Counsel and Secretary; and

•	John J. Nicols, our former President and Chief Executive Officer.

2022 was a transformational year for our company. After serving as our President and Chief Executive Officer for 10 years, Mr. Nicols retired and Dr. Dilly was appointed our President and Chief Executive Officer in August 2022. Shortly thereafter, in October 2022, Mr. Norrett and Ms. Fitzgerald commenced employment with us as our Chief Operating Officer and Chief Legal and Compliance Officer, respectively. In January 2023, Mr. Ryali succeeded Mr. Taylor as our Chief Financial Officer.

2022 Performance Highlights

In 2022, we refined our corporate strategy to focus our resources on programs where we believe we are best positioned to win and create long term success. Specifically, we are leveraging our CodeEvolver® enzyme engineering technology platform to (i) create and advise novel biotherapeutic drug candidates, (ii) grow our pharmaceutical manufacturing business and (iii) develop high-performance enzymes for life science applications and nucleic acid synthesis. The early returns on this new corporate strategy is evidenced by the continued momentum in our novel biotherapeutics business while our CodeEvolver® enzyme engineering platform continues to enable us to discover and commercialize novel, high performance enzymes for use in diverse applications, thereby providing us ongoing revenue opportunities to support our operations.

In addition, we had strong financial and operational performance in 2022.

•	We delivered our 9th consecutive year of year-over-year revenue growth in 2022.

•	Total revenues increased by 65% from $105 million in 2021 to $139 million in 2022 with product revenue growing from $71 million in 2021 to $117 million in 2022.

•

Our cash position remained strong with $114 million on hand as of December 31, 2022, which based on our current operating plans and strategies, we believe this cash will provide us at least two years of runway as December 31, 2022.

•	Product gross margin remained strong at 67%.

We also achieved the following major wins and milestones:

•	We successfully onboarded critical new leaders, both in our executive ranks and on our board of directors, that have spearheaded the implementation of our refined corporate strategy.

•	As of December 31, 2022, we were selling biocatalysts to pharmaceutical manufacturers for 18 therapeutic drugs that are currently approved for commercial sales.

•

In March 2022, we announced the initiation of a strategic partnership with seqWell Inc. (“seqWell”), a developer of transformative library preparation products for demanding genomics plan application, which included an investment to accelerate the commercialization of seqWell’s genomics workflow solutions.

•

In April 2022, we and Molecular Assemblies, Inc. (“MAI”) announced that, using our CodeEvolver® platform technology, we had developed a novel, engineered terminal deoxynucleotidyl transferase (“TdT”) enzyme that enables MAI’s Fully Enzymatic Synthesis™ (“FES™”) technology that produces highly pure, sequence-specific DNA on demand.

Commitment to Pay-for-Performance. We have structured our executive compensation programs to provide our named executive officers appropriate incentives to drive positive and sustainable long-term results. We believe that our executive compensation program is appropriately sensitive to Company financial performance and long-term stockholder returns, as a significant portion of our named executive officers’ compensation is in the form of performance-based cash and equity-based long-term incentive awards.

The key components of our compensation program for our named executive officers and actions taken in 2022 with respect to those components are as follows:

•

Limited Base Salary Increases for Continuing Named Executive Officers; Competitive Base Salaries for New Named Executive Officers. Base salaries represent a fixed component of our executive compensation program that are intended to keep us competitive with the market while remaining cost effective and providing security to our named executive officers as a predictable stream of income. In 2022, our existing named executive officers received limited base salary increases of 3% over their 2021 base salary levels. We established the base salaries of named executive officers that joined us during the year pursuant to arm’s length negotiations after considering market data, base salaries with prior employers and in light of each named executive officer’s skillset and experience.

•

Annual Cash Incentive Bonuses Adjusted to Reflect Changed Priorities and Capped at 85% of Target. Our named executive officers participate in the Executive Incentive Compensation Plan. In late 2022, in connection with the refinement of our corporate strategy, we modified the goals under our Executive Incentive Plan to incentivize results in key areas our compensation committee determined were critical to our evolved corporate strategy. At the time our compensation committee modified our corporate performance goals in light of this new strategy, it determined that the original goals were likely to be achieved at 85% of target and capped achievement of the modified corporate performance goals at 85% of target.

•

Equity Awards as a Key Component of Compensation. Our compensation committee provides a significant portion of our named executive officers’ target total direct compensation opportunity in the form of equity awards which we believe helps align the interests of our named executive officers with our stockholders and provide our named executive officers incentive to drive long-term growth in our stock price.

•

Performance-Based Equity Awards. Further demonstrating our board of directors’ commitment to our pay-for-performance philosophy, in 2022, we continued to grant performance-based equity awards to our named executive officers as part of the executives’ long-term incentive program, the value of which may only be realized if the applicable performance metrics are achieved or exceeded. Similar to our annual cash incentive bonuses, our compensation committee modified or, in the case of new named executive officers, established performance goals to align with our change in corporate strategy with performance capped at 85% of target.

Commitment to Strong Governance Standards. We are committed to having strong governance standards with respect to our executive compensation policies and practices. The Company has a number of executive compensation practices that we believe reflect the interests of our stockholders and governance best practices, including:

•	We use a mix of fixed and variable compensation, with an emphasis on variable, at-risk performance-based compensation.

•	We have no “gross up” agreements or entitlements of excise taxes on severance or other payments in connection with a change in control.

•	We do not offer any other “gross up” agreements or entitlements on perquisites and benefits, except for relocations that are under our control and are at our direction.

•	We provide for multi-year vesting periods for equity award grants to reinforce a culture in which the Company’s executives remain focused on the Company’s long-term success.

•	We offer minimal perquisites to our named executive officers.

•	We do not maintain any pension benefits or nonqualified deferred compensation plans.

•

Our compensation committee engages its own independent compensation consultant, Compensia, Inc. (“Compensia”), which performs an annual comprehensive market analysis of our executive compensation programs and pay levels.

•	Based on our annual risk assessment, our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on the Company.

Stockholder Advisory Vote on Executive Compensation

At our 2017 annual meeting of stockholders, our stockholders voted in a non-binding advisory vote in favor of having a non-binding advisory stockholder vote on the compensation of our named executive officers once every three years. At this Annual Meeting, we are again seeking a non-binding advisory vote of our stockholders on the frequency of our non-binding advisory stockholder votes on the compensation of our named executive officers but are recommending that stockholders approve a frequency of one year so that we may receive more frequent input from our stockholders on our executive compensation programs. See Proposal 3.

Our compensation committee reviewed the result of the 2020 stockholders’ advisory vote on the compensation of our named executive officers and, in light of the approval by a substantial majority of our stockholders of the compensation programs described in our 2020 proxy statement (representing approximately 93% of the shares represented in person or by proxy at the meeting and entitled to vote), did not implement any significant changes to our executive compensation program as a result of the stockholders’ advisory vote. At this Annual Meeting, we are again seeking a non-binding advisory stockholder vote on executive compensation. See Proposal 4.

While we will review the result of the non-binding advisory vote on the frequency of “say-on-pay” votes at this Annual Meeting we expect to hold the next non-binding advisory vote on executive compensation at our 2024 annual meeting of stockholders.

Objectives and Philosophy of Our Executive Compensation Program

Our compensation program for our named executive officers is designed to achieve the following objectives:

•	attract, engage and retain executives of superior ability, experience and managerial talent enabling us to be an employer of choice in our highly competitive and dynamic industry;

•	motivate and reward executives whose knowledge, skills and performance ensure our continued success;

•

encourage and inspire our executives to achieve key corporate performance objectives by linking base salary increases and incentive award opportunities to the achievement of individual and company-wide short- and long-term goals; and

•

align the interests of our executives and stockholders by providing a significant portion of total compensation opportunities for our executive officers in the form of direct ownership in our Company through stock options and other equity incentive awards, which will motivate executives to increase stockholder value.

Components of Our Executive Compensation Program and Determination of Compensation

The components of our executive compensation program consist primarily of base salaries, annual cash incentive bonuses, equity awards and broad-based benefits programs. We combine short-term compensation components (such as base salaries and annual cash incentive bonuses) and long-term compensation components (such as equity incentive awards) to provide an overall compensation structure that is designed to both attract and retain key executives as well as provide incentive for the achievement of short- and long-term corporate objectives.

Our compensation committee is responsible for evaluating and administering our compensation programs and practices for our named executive officers. Our compensation committee uses its judgment and experience and the recommendations of our Chief Executive Officer with respect to the compensation for our named executive officers (other than himself) to determine the appropriate mix of short- and long-term compensation components for each named executive officer. Short- and long-term compensation components are balanced to encourage each named executive officer to use his time and talents to accomplish both our short- and long-term corporate objectives. Our Chief Executive Officer generally attends our compensation committee meetings to provide input on factors that may influence our compensation committee members’ consideration of compensation programs and individual compensation, including individual performance (other than with respect to their own performance), financial, legal and compensation parity considerations. In addition, our Chief Financial Officer and other members of management occasionally attend such compensation committee meetings when their expertise may be required based on the issues being discussed. No named executive officer is present at the meetings at the time that his own compensation is being reviewed by the compensation committee. Our compensation committee analyzes each of the primary elements of our compensation program to ensure that our executive officers’ overall compensation is competitive with executive officers in similar positions at comparable companies in our labor market and to ensure internal compensation equality among incentive awards for our employees, including our named executive officers.

Our compensation committee determines compensation for our executive officers, including our named executive officers, in large part based upon our financial resources, as well as competitive market data. Our compensation committee has engaged Compensia to provide competitive market data and to provide advisory support to the compensation committee with regards to the compensation of our named executive officers. Compensia works directly with our compensation committee and did not provide any non-compensation related services to us during 2022. After review and consultation with Compensia, the compensation committee determined that Compensia is independent and that there is no conflict of interest resulting from retaining Compensia currently or during 2022. In reaching these conclusions, our compensation committee considered the factors set forth in the SEC rules and Nasdaq listing standards.

In November 2021, based on the recommendation of Compensia, our compensation committee adopted a peer group of companies to serve as a reference when reviewing the compensation levels for our named executive officers for 2022. The companies that formed our 2022 compensation peer group were selected from biotechnology and chemical companies having business models and financial characteristics similar to us. Following best practices, we specifically selected companies that generally fell within the range of 0.5–2.0x of our Company in terms of revenue and within the range of 0.33–3.0x of market capitalization. The 2022 compensation peer group consisted of the following companies:

• Amyris	• Inovio Pharmaceuticals
• Atrion	• MacroGenics
• Avid Bioservices	• Meridian Bioscience
• Berkeley Lights	• NanoSting Technologies
• BioCyst Pharmaceuticals	• Precigen
• Cytokinetics	• Quanterix
• Deciphera Pharmaceuticals	• REGENXBIO
• Editas Medicine	• Sangamo Therapeutics
• ImmunoGen	• Seres Therapeutics

This 2022 peer group was determined following review of the peer group referenced for reviewing the 2021 compensation of our named executive officers, and appropriate changes were made based on the updated selection criteria.

As compared to our 2022 peer group, in November 2021, when the peer group was adopted, the Company was at the 34th percentile for the last four quarters’ revenue and at the 55th percentile for 30 day average market capitalization. In addition to data from our 2022 peer group, our compensation committee considered market analysis from Compensia using data from the Radford Global Life Sciences Compensation Survey. Our compensation committee was not made aware of the constituent companies in the survey. For our 2022 assessment of executive compensation, Compensia’s analysis was based on 2022 survey and proxy cash compensation data pulled forward to February 2022 using a 5% update factor.

In determining the 2022 compensation for our named executive officers, we believe that the practices of the companies in the compensation peer group provided our compensation committee with relevant compensation information, not only because of the similarity of their business models and financial characteristics, but because several of these companies have similar organizational structures and tend to compete with us for executive talent.

Our overall compensation philosophy is to generally target the median of the market for base salaries and above the median for total cash and equity incentives, with annual cash and equity incentives tied to Company and individual achievement such that actual total compensation levels will be generally aligned with performance. The compensation committee works within the general framework of this market-competitive philosophy to determine each component of our named executive officers’ compensation packages based on numerous factors, including:

•	the demand for the particular skill sets we need within the marketplace;

•	performance goals and other expectations for the position and the individual;

•	the individual’s background and relevant expertise, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons at the companies that participate in the surveys that we review; and

•	comparison to other executives within our Company having similar levels of expertise and experience.

During 2022, our compensation committee reviewed all aspects of our executive compensation program, including base salaries, annual cash incentive bonuses and equity incentive targets for each of our named executive officers.

Based on our 2022 peer group and the Radford Global Life Sciences Compensation Survey, using survey and proxy cash compensation data updated to February 2022 using a 5% update factor, the total direct compensation for each of our named executive officers was at or above the 35th percentile of market, which reflects the competitiveness of the markets in which we compete for executive talent as well as other factors, including Company and individual performance and criticality to the organization. The market analysis also found that our equity grant is more heavily focused on performance than our peers on average.

Each of the primary elements of our executive compensation program is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element of our executive compensation program, to a greater or lesser extent, serves each of our objectives as set forth above.

Annual Cash Compensation

Base Salary

The base salaries of our named executive officers are established when they are hired and reviewed annually and adjusted when necessary to reflect individual roles and performance and the competitive market. Our compensation committee also reviews each named executive officer’s annual base salary in comparison with other executives who are at the same level at our Company and seeks parity among executives within our Company who have similar levels of responsibility and authority. Our compensation committee believes that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives. We also believe that competitive base salaries can motivate and reward executives for their overall performance.

Annual Cash Incentive Bonuses

Our compensation philosophy with respect to annual cash incentive bonuses is consistent with our overall compensation program philosophy. The annual cash incentive bonus is directed at tying individual compensation to both corporate and individual performance while maintaining market-competitive compensation. Performance, as measured against individual performance and corporate goals, directly determines the level of bonus payment.

Our annual cash bonus program (the “Executive Incentive Compensation Plan”) is comprised of three elements that factor into the cash incentive bonus paid to our named executive officers: the annual cash incentive bonus targets, the company performance factor and the individual performance factor, each of which is set by our compensation committee.

In February 2022, our compensation committee determined to maintain the target bonus percentages of Mr. Nicols and Mr. Taylor at 75% and 50% of annual base salary, respectively. In connection with the commencement of employment of each of Dr. Dilly, Mr. Norrett and Ms. Fitzgerald, our compensation committee established target bonus percentages of 75%, 50% and 40% of annual base salary, respectively, in each case, subject to proration based on when the named executive officer commenced employment.

The target bonus percentage for our named executive officers, other than our Chief Executive Officer, is established or adjusted based on our Chief Executive Officer’s evaluation of the corporate goals over which he or she has control or influence given his or her position with the Company and the market practices of the companies in our compensation peer group. Our compensation committee considers similar factors in setting the target bonus percentage for our Chief Executive Officer.

In March 2022, our board of directors approved the following pre-established performance goals as set forth below, along with their weights, for determining the Company performance factor under our Executive Incentive Compensation Plan:

Goal	Weight
Corporate Revenue	15%
Research and Development Revenues	5%
Product Revenue (excluding Paxlovid)	10%
Operating Expenses (excluding Costs of Goods Sold)	10%
Strategic Performance Enzymes Deliverables	17.5%
Strategic Biotherapeutics Deliverables	17.5%
Organization/Infrastructure Upgrades	20%
Safety	5%

Threshold, target and superior levels of achievement were set for each of our performance goals, corresponding to achievement at 50%, 100% and 150% of target, respectively. The threshold, target and superior levels for our 2022 corporate revenue goal were $145.0 million, $161.1 million and $177.2 million, respectively; the threshold, target and superior levels for our 2022 research and development revenues revenue goal were $36.8 million, $40.9 million and $45.0 million, respectively; the threshold, target and superior levels for our 2022 product revenues revenue goal were $34.1 million, $37.9 million and $41.7 million, respectively; and the threshold, target and superior levels for our 2022 operating expenses (excluding costs of goods sold) goal were $165.8 million, $105.7 million and $135.6 million, respectively, in each case, with achievement between the threshold and target levels or the target and superior levels determined by linear interpolation.

In setting these performance goals and their relative weights, our compensation committee considered the Company’s strategic vision and key areas necessary to our growth and financial success. The specific performance goals that comprise the corporate performance factor are intended to be difficult to achieve and require above what our compensation committee has determined to be average performance to meet the minimum acceptable standard. However, because each of our performance goals other than our 2022 corporate revenue and product revenue goals is related to our business strategy and is highly confidential, we do not publicly disclose them, as we believe their disclosure would provide our competitors, customers and other third-parties with significant insights regarding are confidential business strategies that could cause us substantial harm.

Following the entry into a new supply agreement for CDX-616, which is used to manufacture Paxlovid, with Pfizer and Dr. Dilly’s commencement of employment in August 2022 and a change in corporate strategy, in November 2022, our compensation committee modified the performance goals under our Executive Incentive Compensation Plan to reflect key areas of immediate focus necessary to successfully execute our new corporate strategy. After determining that the original performance goals established for the performance-based equity awards was likely to be achieved at 85%, our compensation committee capped achievement of the modified corporate performance goals at 85%. The modified corporate performance goals and their weightings were as follows:

Goal	Weight
Corporate Revenue, Product Revenue and Year End Cash Balance	20%
Other Finance and Corporate Strategy	15%
Performance Enzymes	20%
BioTherapeutics	20%
Organizational Development	25%

Our compensation committee did not establish threshold or superior level of achievements for the modified corporate performance goals, but instead limited them to target achievement while including a modifier of up to 25% based on stretch achievement within biotherapeutics (15%), research (5%) and performance enzymes and organizational development (together 5%). The specific target level for corporate revenue, product revenue and year end cash balance were $135.0 million, $112.0 million and $90.0 million, respectively. Our compensation committee intended for the modified corporate performance goals, as a whole, to continue to be difficult to achieve while aligning with our new corporate strategy. However, because each of our performance goals other than our 2022 corporate revenue, product revenue goals is related to our business strategy and is highly confidential, we do not publicly disclose them, as we believe their disclosure would provide our competitors, customers and other third-parties with significant insights regarding are confidential business strategies that could cause us substantial harm.

The individual performance factor of the bonus for our named executive officers, other than our Chief Executive Officer, was determined by our compensation committee based upon the recommendations of our Chief Executive Officer, and the individual performance factor of the bonus for our Chief Executive Officer was based on our compensation committee’s own assessment, in each case, with respect to the contribution of the named executive officer to the achievement of our corporate goals. These individual performance factors are determined based on our Chief Executive Officer’s and our compensation committee’s holistic evaluation of each executive’s performance during the year, taking into account the executive’s position within the company and the corporate goals over which that executive has control or influence. High performance on the individual performance factor is intended to be difficult to achieve and requires above what our compensation committee has determined to be average performance to meet the minimum acceptable standard.

Failure to achieve the target result for any modified corporate performance goal results in a zero for that particular goal, but will not alone result in zero total bonus. The bonus amount is determined as follows:

Bonus Amount = (Base Salary) x (Target Percentage) x (Company Performance Factor Achievement Level) x (Individual Performance Factor Achievement Level)

The maximum corporate performance factor achievement level for the modified corporate performance goals was 85%.

Our compensation committee did not evaluate performance under our original corporate performance goals. In early 2023, our compensation committee evaluated achievement of our modified corporate performance goals as follows:

Goal	Weight	Weighted Actual Achievement
Corporate Revenue, Product Revenue and Year End Cash Balance	20%	100%
Other Finance and Corporate Strategy	15%	100%
Performance Enzymes	20%	100%
BioTherapeutics	20%	100%
Organizational Development	25%	100%
Stretch Goals Related to BioTherapeutics, Performance Enzymes, Research and Organizational Development	25%	24.5%

Total	125%	124.5%

Despite us achieving each of our modified corporate performance goals and substantially all of the stretch goals, our compensation committee applied the cap it set when establishing the modified corporate goals and determined corporate performance goal achievement of 85%.

In February 2023, our compensation committee also evaluated the individual performance of our named executive officers for 2022 (which in the case of our named executive officers other than our Chief Executive Officer, was based on input from the Chief Executive Officer) and determined, based on their significant individual and team contributions to the achievement of our corporate goals, that our named executive officers had each achieved the individual performance factor at 100%.

The following table sets forth the 2022 bonus targets and actual bonuses paid to our named executive officers:

Name of Executive Officer	Bonus Target (Base Salary x Target %) ($)	2022 Individual Performance Factor (%)	2022 Company Performance Factor (%)	Bonus Payment ($)
Stephen Dilly	$223,651	N/A	85%	$190,103
Kevin Norrett	$56,250	100%	85%	$47,813
Ross Taylor	$218,500	100%	85%	$185,725
Margaret Nell Fitzgerald	$30,236	100%	85%	$25,700
John J. Nicols	$332,408	N/A	85%	$282,547

We believe that our annual cash incentive bonus plans help to attract and motivate our executives, encourage and inspire our executives to achieve key corporate performance objectives and to align the compensation payable to our executives with our corporate objectives, thereby maximizing stockholder value. By reevaluating the corporate goals and individual performance factors under our bonus program for executives each year, we believe we provide sufficient and attainable incentives for our executives that align with both our financial and non-financial goals.

Sign-On Bonuses

In connection with the commencement of employment of Dr. Dilly and Ms. Fitzgerald, we agreed to pay the named executive officer a sign on bonus of $200,000 and $200,000 respectively, with Dr. Dilly’s sign on bonus paid in a single installment in 2022 and Ms. Fitzgerald’s sign on bonus paid in two equal installments in 2022 and 2023. These sign on bonuses are subject to repayment if the named executive officer voluntarily resigns without good reason or we terminate the named executive officer’s employment for cause, in each case, within one year following the named executive officer’s commencement of employment with us, with 100% of the amount paid subject to repayment in the event of such a resignation or termination within 6 months following the commencement of employment and 50% of the amount paid subject to repayment in the event of such a resignation or termination between 6 months and one year following commencement of employment with us. These sign on bonuses were negotiated in connection with each named executive officer’s commencement of employment and were intended to act as an additional inducement for each named executive officer to commence employment with us.

Equity Incentive Compensation

We believe that our long-term performance is best facilitated through a culture of executive equity ownership that encourages long-term investment by our named executive officers in our equity, thereby better aligning the named executive officers’ interests with the interests of our stockholders. During 2022, our compensation committee granted our named executive officers service-based and performance-based stock options, restricted stock units and performance stock units. In addition, in June 2022, while Dr. Dilly was serving as a non-employee member of our board of directors, he was automatically granted an award of restricted stock.

As part of our annual refresh cycle, in February 2022, our board of directors granted Mr. Nicols a time-based option to purchase 40,000 shares of our common stock and a performance-based option to purchase 430,000 shares of our common stock. Also in February 2022, our compensation committee granted Mr. Taylor a time-based option to purchase 13,000 shares of our common stock, a performance-based option to purchase 40,000 shares of our common stock, 9,000 restricted stock units and 10,000 performance stock units.

In connection with Dr. Dilly’s commencement of employment, our board of directors granted Dr. Dilly a time-based option to purchase 700,000 shares of our common stock and 340,000 performance stock units. In connection with Mr. Norrett’s and Ms. Fitzgerald’s commencement of employment, our compensation committee granted Mr. Norrett and Ms. Fitzgerald a time-based option to purchase 413,405 and 382,775 shares of our common stock, respectively, and 98,184 and 90,909 performance stock units, respectively.

While no single factor determined the size of these awards, our compensation committee generally considered the following factors in making such awards: internal equity within our management team, individual performance, tenure with our Company, equity awards newly appointed named executive officers held at their prior companies, the criticality of each named executive officer’s role at our Company, and the periodic equity incentive award practices observed by the companies in our 2022 compensation peer group.

Time-based options granted in 2022 vest as to 25% of the underlying shares on the first anniversary of the vesting commencement date and in substantially equal monthly installments over the subsequent three years, subject to continued service. Restricted stock units vest in three substantially equal installments, subject to continued service. The vesting commencement date for time-based options and restricted stock units is generally the date of grant for refresh equity grants and the date of hire or promotion for new hire and promotion grants. Performance-based options and performance stock units vest based on the achievement of corporate performance goals as described below, with 50% of the underlying shares vesting upon achievement and the remaining 50% vesting approximately one year thereafter, subject to continued service. In keeping with our market-competitive philosophy, our board of directors and compensation committee established the foregoing vesting schedules because it determined such vesting represents market practice in our industry based on the experience of the members of our compensation committee.

In February 2022, when grants of performance-based options and performance stock units to our named executive officers were initially approved for 2022, our board of directors and our compensation committee established the following performance goals:

Goal	Weight
Corporate Revenue	15%
Research and Development Revenues	5%
Product Revenue (excluding Paxlovid)	15%
Operating Expenses (excluding Costs of Goods Sold)	10%
Strategic Performance Enzymes Deliverables	15%
Strategic Biotherapeutics Deliverables	15%
Organization/Infrastructure Upgrades	15%
Corporate Developments	5%
Significant Announcable Events	5%

The threshold, target and superior performance levels of our 2022 corporate revenue and product revenue goals were the same as the levels under our Executive Incentive Compensation Plan, as described above.

As under our Executive Incentive Compensation Plan, the financial and non-financial goals for our performance-based options are intended to be difficult to achieve and require above what our compensation committee has determined to be average performance to meet the minimum acceptable standard. However, because each of our performance goals other than our 2022 corporate revenue and product revenue goals for our performance-based awards are related to our business strategy and are highly confidential, we do not publicly disclose them, as we believe their disclosure would provide our competitors, customers and other third-parties with significant insights regarding our confidential business strategies that could cause us substantial harm.

The number of shares eligible to vest in respect of the performance-based options and performance stock units was determined by multiplying the target number of shares subject to the award by a multiplier, which is calculated as the sum overall performance goals of (i) the weight of each performance goal multiplied by (ii) the applicable achievement percentage. The performance-based option achievement percentage for each performance goal is 0% if achieved at less than threshold, 25% if achieved at threshold, 50% if achieved at target level, and 100% if achieved at or above the superior level. The performance stock unit achievement percentage for each performance goal is 0% if achieved at less than threshold, 50% if achieved at threshold, 100% if achieved at target level, and 200% if achieved at or above the superior level. For the corporate revenue and product revenue goals, achievement between the foregoing levels was determined using linear interpolation.

As under our Executive Incentive Compensation Plan, in November 2022, our compensation committee modified the performance goals applicable to our performance-based equity awards to reflect key areas of immediate focus necessary to successfully execute our new corporate strategy. After determining that the original performance goals established for the performance-based equity awards was likely to be achieved at 85%, our compensation committee capped achievement of the modified corporate performance goals at 85%. The modified corporate performance goals and their weightings were the same as under our Executive Incentive Compensation Plan as follows:

Goal	Weight
Corporate Revenue, Product Revenue and Year End Cash Balance	20%
Other Finance and Corporate Strategy	15%
Performance Enzymes	20%
BioTherapeutics	20%
Organizational Development	25%

Consistent with our Executive Incentive Compensation Plan, our compensation committee did not establish threshold or superior level of achievements for the modified corporate performance goals, but instead limited them to target achievement while including a modifier of up to 25% based on stretch achievement within biotherapeutics (15%), research (5%) and performance enzymes and organizational development (together 5%). The specific target level for corporate revenue, product revenue and year end cash balance were $135.0 million, $112.0 million and $90.0 million, respectively. Our compensation committee intended for the modified corporate performance goals, as a whole, to continue to be difficult to achieve while aligning with our new corporate strategy. However, because each of our performance goals other than our 2022 corporate revenue, product revenue goals is related to our business strategy and is highly confidential, we do not publicly disclose them, as we believe their disclosure would provide our competitors, customers and other third-parties with significant insights regarding are confidential business strategies that could cause us substantial harm.

Our compensation committee assessed performance for our performance-based equity awards the same as under our Executive Incentive Compensation Plan. Despite us achieving each of our modified corporate performance goals and substantially all of the stretch goals, our compensation committee applied the cap it set when establishing the modified corporate goals and determined corporate performance goal achievement of 85%. As a result, 85% of the performance stock units held by our named executive officers and 42.5% of the shares underlying the performance-based options held by our named executive officers became eligible to vest, with 50% vesting immediately and the remaining 50% scheduled to vest on March 5, 2023, subject to continued service to us.

Termination-Based Compensation

Our compensation committee provides our named executive officers with termination of employment protection when it determines that such protection is necessary to attract or retain an executive.

We believe that concerns about potential job loss or the possibility or occurrence of a change in control of the Company can create uncertainty for our executive officers that may unduly affect their performance. For example, the possibility of a change in control of the Company may create uncertainty for our named executive officers regarding their continued employment because such transactions frequently result in changes in senior management. Consequently, we have entered into an employment agreement with Dr. Dilly and Mr. Nicols and a change of control severance agreement with Messrs. Norrett and Taylor and Ms. Fitzgerald, which provide severance payments and benefits in the event of certain qualifying terminations, both within and outside of a change in control context. We believe that such arrangements are necessary to attract and retain talent in the markets in which we compete for talent.

The severance payments and benefits that are payable under the Company’s severance and change in control arrangements are further described below in the section entitled “—Change in Control and Severance Arrangements.”

Other Compensation

All of our named executive officers are eligible to participate in certain benefit plans and arrangements offered to employees generally, including health, dental, life and disability insurance, 401(k) plan. We currently provide company contributions to the 401(k) plans for all employees, including our named executive officers. Consistent with our market-competitive compensation philosophy, we intend to continue to maintain these benefit plans and arrangements for our employees, including our named executive officers.

Each of our named executive officers is also paid a cell phone allowance of $80 per month.

In connection with Dr. Dilly’s commencement of employment with us, we agreed to provide Dr. Dilly an annual travel allowance of $40,000, which is intended to offset expenses Dr. Dilly incurs in travelling to our offices in Redwood City, California. Our board of directors approved the travel allowance in order to induce Dr. Dilly to commence employment with us.

Our compensation committee in its discretion may revise, amend or add to any executive’s benefits and perquisites if it deems it advisable. We currently do not believe it is necessary for the attraction or retention of management talent to provide our named executive officers with a substantial amount of compensation in the form of perquisites or other personal benefits.

Tax and Accounting Considerations

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to all former and current named executive officers. Our board of directors and our compensation committee may, in its judgment, authorize compensation payments that exceed the deductibility limits under Section 162(m) when it believes that such payments are appropriate to attract, retain and reward executive talent.

Section 409A of the Code imposes additional taxes on certain non-qualified deferred compensation arrangements that do not comply with its requirements. These requirements regulate an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A generally also provides that distributions of deferred compensation only can be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date or fixed schedule, a change-in-control, or the individual’s death or disability). For certain executives, Section 409A requires that such individual’s distribution of certain non-qualified deferred compensation amounts commence no earlier than six months after such officer’s separation from service. We have and will continue to endeavor to structure our compensation arrangements to be exempt from or comply with Section 409A so as to avoid the adverse tax consequences associated therewith. We have not provided any executives or other employees with any gross-up in connection with Section 409A.

We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments (including stock options and other forms of equity compensation). Our compensation committee takes into account the expense taken under FASB ASC Topic 718 when determining equity grants.

Derivatives Trading, Hedging and Pledging Policies

Our Insider Trading Compliance Program provides that no employee, officer, director, consultant or contractor, or any family member or member of the same household of any such person, should directly or indirectly participate in transactions involving trading activities which by their aggressive or speculative nature may give rise to an appearance of impropriety, including short sales and the purchase or writing of put or call options. In addition, our Insider Trading Compliance Program specifically prohibits short sales, put and call options and other hedging transactions under 10b5-1 trading plans. In addition, our Insider Trading Compliance Policy provides that no employee, officer or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

2022 Summary Compensation Table

The following table summarizes the compensation that we paid to our named executive officers related to the year ended December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Stephen Dilly, M.B.B.S, Ph.D. (5) President and Chief Executive Officer	2022	279,449	200,000	2,388,192	2,751,350	190,103	84,057	5,893,152
Kevin Norrett (6) Chief Operating Officer	2022	112,500		595,977	1,519,305	47,813	240	2,275,835
Ross Taylor	2022	426,430		368,410	326,268	185,725	13,640	1,320,473
Senior Vice President, Chief Financial Officer	2021	408,270	—	340,080	256,802	246,000	13,040	1,264,192
	2020	406,923	66,950	—	228,565	118,450	12,640	833,528
Margaret Nell Fitzgerald (7) Chief Legal and Compliance Officer, General Counsel and Secretary	2022	74,167	200,000	465,950	1,414,354	25,700	160	2,180,331
John J. Nicols (8) Former President and Chief Executive Officer	2022	603,208			2,521,160	282,547	13,040	3,419,955
	2021	696,562	—	—	2,109,577	619,000	13,040	3,438,179
	2020	686,667	168,188	—	1,795,800	297,562	12,640	2,960,857

(1)

The amounts reported in the bonus column for 2022 represent sign-on bonuses awarded in connection with the commencement of employment. Dr. Dilly’s sign-on bonus was paid shortly after he commenced employment with us. Ms. Fitzgerald’s sign-on bonus was paid in two equal installments, the first in late 2022 and the second at the same time as the annual bonus payout in 2023.

(2)

The amounts reported in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of restricted stock, restricted stock units, performance stock units and stock options calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. Amounts reported for performance stock units and performance-based stock options are based on the probable outcome of the applicable performance goals for 2022 as of the grant date, which was determined to equal 100% of target or, in the case of Ms. Fitzgerald whose performance stock units were granted at the same time the performance goals were modified to cap performance at 85% of target, calculated in accordance with FASB ASC Topic 718. The value of each of the performance-based award granted to the named executive officers, assuming that the highest level of performance conditions were achieved, is set forth in the table below:

Name	Grant Date Fair Value Assuming Maximum Achievement
Stephen Dilly (performance stock units)	$4,576,400
Kevin Norrett (performance stock units)	$1,191,954
Ross Taylor (performance stock units)	$387,800
Ross Taylor (performance-based options)	$395,476
John J. Nicols (performance-based options)	$4,251,367

While the performance goals for performance stock units and performance-based stock options for named executive officers other than Ms. Fitzgerald were modified in November 2022, we determined that the modification did not constitute a “modification” for the purposes of FASB ASC Topic 718 and did not record any incremental fair value. The modifications are described above under “—Components of Our Executive Compensation Program—Equity Incentive Compensation.”

(3)

The amounts reported in this column for 2022 reflect bonus payments made pursuant to the Executive Incentive Compensation Plan earned based on corporate and individual achievement. Please see the section “—Components of Our Executive Compensation Program—Annual Cash Compensation” above for more information.

(4)

Amounts reflect the following for each named executive officer: Dr. Dilly: a travel allowance of $16,767, non-employee director fees of $55,457 and 401(k) matching contribution of $11,833; Mr. Norrett: a cell phone stipend of $240; Mr. Taylor: a cell phone stipend of $1,440 and 401(k) matching contribution of $12,200; Ms. Fitzgerald: a cell phone stipend of $160; and Mr. Nicols: a cell phone stipend of $840 and 401(k) matching contribution of $12,200.

(5)	Dr. Dilly was appointed our President and Chief Executive Officer effective as of August 9, 2022.
(6)	Mr. Norrett was appointed our Chief Operating Officer effective as of October 3, 2022.
(7)	Ms. Fitzgerald was appointed our Chief Legal and Compliance Officer, General Counsel and Secretary effective as of October 31, 2022.
(8)	Mr. Nicols retired as our President and Chief Executive Officer effective as of August 8, 2022.

Grants of Plan-Based Awards in 2022 Table

The following table shows information regarding grants of non-equity incentive and equity incentive awards during the year ended December 31, 2022 to each of our named executive officers:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen Dilly, M.B.B.S, Ph.D.	8/1/2022								700,000	6.73	2,751,350
	8/1/2022				8,500	340,000	680,000				2,288,200
	6/14/2022							11,273			99,992
		5,591	223,651	335,476
Ross Taylor	2/7/2022								13,000	19.39	128,530
	2/7/2022				500	20,000	40,000			19.39	197,738
	2/7/2022							9,000			174,510
	2/7/2022				250	10,000	20,000				193,900
		5,463	218,500	327,750
Kevin Norrett	10/3/2022								413,405	6.07	1,519,305
	10/3/2022				2,454	98,184	196,368				595,977
		1,406	56,250	84,375
Margaret Nell Fitzgerald	11/8/2022								382,775	6.03	1,414,354
	11/8/2022				13,636	77,272	77,272				465,950
		756	30,236	45,353
John J. Nicols	2/7/2022								40,000	19.39	395,476
	2/7/2022				5,375	215,000	430,000				2,125,684
		13,725	549,000	823,500

(1)

The amounts reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column relate to amounts payable under our 2022 Executive Incentive Compensation Plan. The threshold column assumes the achievement of the least weighted performance goal at threshold, the target column assumes the achievement of both the company performance factor and the individual performance factor at the target level, and the maximum column assumes the maximum achievement for the company performance factor, in each case, pursuant to the original corporate performance goals established under the 2022 Executive Incentive Compensation Plan. The maximum achievement was reduced to 85% of the amount reported in the target column when our board and compensation committee modified the corporate performance goals in November 2022. The actual amounts paid to our named executive officers are set forth in the bonus and non-equity incentive plan compensation columns of the 2022 Summary Compensation Table.

(2)

Amounts reported reflect performance stock units and shares underlying performance-based stock options granted in 2022 described above under “—Components of Our Executive Compensation Program—Equity Incentive Compensation,” which are earned and become eligible to vest based on the Company’s achievement of established performance goals. The threshold column assumes the achievement of the least weighted performance goal at threshold, the target column assumes the achievement of both the company performance factor and the individual performance factor at the target level, and the maximum column assumes the maximum achievement for the company performance factor, in each case, pursuant to the original corporate performance goals established by our board of directors and compensation committee. In November 2022, when the corporate performance goals were modified, the maximum achievement was reduced to 85% of the original amount reported in the target column. No incremental fair value was recognized in connection with the modification of corporate performance goals. See above under “—Components of Our Executive Compensation Program—Equity Incentive Compensation” for additional information on the modifications. Earned performance-based awards vest as to 50% of the earned shares on March 5, 2023 and the remaining 50% vests on March 5, 2024, in each case, subject to the named executive officer’s continued service to our Company.

(3)	The RSUs vest in three substantially equal installments on each of the first three anniversaries of the grant date, subject to the named executive officer’s continued service to our Company.
(4)

The options vest as to 1/4th of the shares subject to the option on the first anniversary of the date of grant and the remainder of the shares vest at a rate of 1/48th of the total shares subject to the option each month thereafter, subject to the named executive officer’s continued service to our Company.

(5)

The amounts reported in the “Grant Date Fair Value of Stock and Option Awards” column represents the grant date fair value of restricted stock, restricted stock units, performance stock units and options calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. For performance-based awards, the amount shown is based on the probable outcome of the applicable performance goals for 2022 as of the grant date, which was determined to equal 100% of target, determined in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2022 Year-End Table

The following table shows grants of stock options, performance stock units, and performance-based options outstanding on December 31, 2022, the last day of our year, for each of our named executive officers.

Name			Option Awards					Stock Awards
	Vesting Commencement Date (1)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (3)
Stephen Dilly, M.B.B.S, Ph.D.	6/16/2020	(4)	—	—		—		5,968	27,811
	6/14/2022	(5)	—	—		—		11,273	52,532
	8/1/2022		—	700,000		6.73	8/1/2032
	3/5/2022		—	—		—				289,000	1,346,740
Kevin Norrett	10/3/2022		—	413,405		6.07	11/8/2032
	3/5/2022		—	—						83,456	388,907
Ross Taylor	8/20/2019		35,237	7,048		13.01	8/20/2029
	2/11/2020		10,625	4,375		14.43	2/11/2030
	2/11/2020		17,600	—		14.43	2/11/2030
	2/11/2020		—	—		—		2,666	12,424
	2/16/2021		4,583	5,417		26.16	2/16/2031
	3/5/2021	(6)	8,003	8,003		26.16	2/16/2031
	2/16/2021		—	—		—		5,820	27,121
	3/5/2021	(6)	—	—		—		3,333	15,532
	2/7/2022		—	13,000		19.39	2/7/2032
	3/5/2022		—		17,000	19.39	2/7/2032
	2/7/2022		—	—		—				8,500	39,610
	3/5/2022		—	—		—		9,000	41,940
Margaret Nell Fitzgerald	11/8/2022		—	382,775		6.03	11/8/2032
	3/5/2022		—	—						77,273	360,091
John J. Nicols	2/24/2014		357,140	—		1.97	2/24/2024
	2/11/2015		306,000	—		3.39	2/11/2025
	2/19/2016		211,000	—		4.10	2/19/2026
	2/3/2017		220,000	—		4.60	2/3/2027
	2/3/2017		671,000	—		4.60	2/3/2027
	2/20/2018		130,000	—		8.95	2/20/2028
	2/20/2018		383,500	—		8.95	2/20/2028
	2/20/2019		34,166	—		21.80	2/20/2029
	2/20/2019		138,600	—		21.80	2/20/2029
	2/11/2020		30,208	—		14.43	2/11/2030
	2/11/2020		198,000	—		14.43	2/11/2030
	2/16/2021		12,395	—		26.16	2/16/2031
	2/16/2021		100,031	—		26.16	2/16/2031

(1)

Except as otherwise noted, each stock option vests as to 25% of the total number of shares subject to the option on the first anniversary of the vesting commencement date and as to 1/48th of the total number of shares subject to the option on each monthly anniversary thereafter, in each case, subject to continued service to us, and each restricted stock unit award vests in three substantially equal installments on each anniversary of the vesting commencement date, subject to continued service to us. All awards reported for Mr. Nicols were vested as of December 31, 2022.

(2)

Performance-based options and performance stock units are earned based on the achievement of performance goals, and earned award vest 50% on March 5, 2023 and 50% on March 5, 2024, subject to continued service to us. Number of shares underlying performance-based options and performance stock units reflect maximum achievement of 85% of the original number granted, based on the cap established by our board of directors and compensation committee in November 2022 when our corporate performance goals were modified. See above under “—Components of Our Executive Compensation Program—Equity Incentive Compensation.”

(3)	The market value of restricted stock units and performance stock units is calculated using $4.66, the closing trading price of our common stock on December 30, 2022.
(4)

Represents restricted stock granted to Dr. Dilly in connection with his appointment as a member of our board of directors that will vest in full on the third anniversary of the vesting commencement date.

(5)	Represents restricted stock granted to Dr. Dilly in connection with his service as a member of our board of directors that will vest in full on June 13, 2023.
(6)	Represents the earned portion of performance-based awards that vest in full on March 5, 2023, subject to continued employment.

Option Exercises and Stock Vested in 2022

The following table sets forth information regarding stock option exercises completed by our named executive officers during 2021 and stock awards in which our named executive officers vested during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Vested (#)	Value Realized on Vesting ($)(2)
Stephen Dilly, M.B.B.S, Ph.D.			10,764	160,561
Ross Taylor			17,194	423,710
John J. Nicols	374,300	2,963,337

(1)

The value realized equals the excess of the per-share closing trading price of our common stock at exercise over the option exercise price, multiplied by the number of shares for which the option was exercised.

(2)	The dollar amounts shown above for stock awards are determined by multiplying the number of shares that vested by the per-share closing trading price of our common stock on the vesting date.

Pension Benefits

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Employment, Change in Control and Severance Arrangements

We are party to an employment agreement with Dr. Dilly and a change of control severance agreement with each of Mr. Norrett, Mr. Taylor and Ms. Fitzgerald, each of which provide for payments and benefits upon certain terminations of employment. In August 2022, we entered into a transition and separation agreement with Mr. Nicols. In March 2023, we entered into a separation agreement with Mr. Taylor.

We entered into an employment agreement with Dr. Dilly in August 2022 in connection with his commencement of employment with us that provides the terms and conditions of his employment with us as President and Chief Executive Officer. The employment agreement provides for Dr. Dilly to be paid an annual base salary of $710,000 and an annual bonus targeted at 75% of his annual base salary, in each case, subject to increase from time to time as may be determined by our board of directors or compensation committee. Dr. Dilly’s employment agreement also provides for Dr. Dilly to be paid a sign on bonus of $200,000 that is subject to repayment in the event we terminate his employment for cause or he resigns his employment for other than good reason (as each term is defined in his employment agreement), with 100% subject to repayment if such termination or resignation occurs within 6 months of his commencement of employment with us and 50% subject to repayment if such termination or resignation occurs between 6 months and one year after he commences employment with us. In addition, the employment agreement provides for Dr. Dilly to be paid an annual travel allowance of $40,000, pro-rated for any partial year of service.

Under Dr. Dilly’s employment agreement, in the event that his employment is terminated without cause, he resigns for good reason or his employment is terminated due to death or disability (as defined in his employment agreement), he will be eligible to receive: an amount equal to 12 months of his base salary and 100% of his annual target bonus, payable in a cash lump sum, 12 months’ vesting acceleration for all outstanding equity awards (with any performance-based award deemed achieved at target), and continued healthcare coverage for up to 12 months. In addition, in the event Dr. Dilly’s employment is terminated without cause, he resigns for good reason, or his employment is terminated due to death or disability, in each case, within three months prior to or 12 months following a change in control of our Company, Dr. Dilly is entitled to receive a lump sum severance payment in an amount equal to 150% of his annual base salary and 150% of his annual target bonus, up to 18 months of continued health coverage and full acceleration of vesting for each of his outstanding equity awards. The employment agreement also provides that in the event Dr. Dilly’s employment with the Company is terminated by the Company without Cause in connection with the sale or exclusive license of a substantial portion of the assets of the Company, as reasonably determined by our board of directors, then each outstanding equity award held by Dr. Dilly as of the date immediately preceding his termination of employment will fully vest. All of the foregoing payments and benefits are subject to Dr. Dilly’s execution and subsequent non-revocation of a release of claims in favor of the Company.

We have entered into change of control severance agreements with each of Mr. Norrett, Mr. Taylor and Ms. Fitzgerald. Each change of control severance agreement provides that, in the event the named executive officer experiences an involuntary termination without cause or a voluntary resignation for good reason (as such terms are defined in the agreement), the named executive officer will be entitled to an amount equal to twelve, or, in the case of Mr. Taylor, six months of his base salary and continued healthcare coverage for up to twelve, or, in the case of Mr. Taylor, six, months. In the event the named executive officer experiences an involuntary termination without cause or a voluntary termination for good reason during the period commencing 90 days prior to and ending 12 months following a change of control of the Company, or the change in control period, the named executive officer will be entitled to a lump sum payment equal to 18, or, in the case of Mr. Taylor, 12, months of base salary, continued healthcare coverage for up to 18, or, in the case of Mr. Taylor, 12 months, and full accelerated vesting of the named executive officer’s outstanding equity awards. In the event that the named executive’s employment is terminated without cause or resigns for good reason and the event giving rise to such termination occurs at the direction of a person or entity that has entered into an agreement with the Company that contemplates a transaction which would constitute a change of control if consummated, then such termination will be deemed to have occurred within the change in control period, and the named executive officer will be entitled to the payments and benefits described in the preceding sentence. The change of control severance agreement also provides that in the event a named executive’s employment is terminated as a result of death or disability, the named executive officer will be entitled to vesting of the named executive officer’s equity awards with respect to that number of shares that would otherwise vest on the next vesting date for such equity award, pro-rated to the date of termination and continued healthcare coverage for up to 12 months. All of the foregoing payments and benefits are subject to the named executive officer’s execution and subsequent non-revocation of a release of claims in favor of the Company.

Under each named executive officer’s change of control severance agreement, in the event of a change of control, performance under any outstanding performance-based equity awards (including any performance-based options and performance stock units) would be determined as follows: (i) if the change of control is consummated prior to the date the compensation committee determines the achievement of the applicable performance goals, performance would be deemed achieved at 100% of target level; and (ii) if the change of control is consummated on or after the date the compensation committee determines the achievement of the applicable performance goals, performance will be deemed achieved at the level determined by our compensation committee based on actual performance.

In August 2022, we entered into a transition and separation agreement with Mr. Nicols, pursuant to which Mr. Nicols serves as a strategic advisor to us through the earliest of August 7, 2024, the date we terminate Mr. Nicols’ employment for cause or the date Mr. Nicols voluntarily resigns his employment with us. Under the transition and separation agreement, Mr. Nicols will be paid an annual base salary of $480,000 through August 6, 2023 and an annual base salary of $240,000 between August 7, 2023 and August 7, 2024. The agreement also provides for Mr. Nicols to cease serving as a member of our board of directors at this Annual Meeting, and for the reimbursement of legal fees incurred by Mr. Nicols negotiating the agreement, capped at $35,000. The transition and separation agreement included a full general release of claims against us.

The following table sets forth quantitative estimates of the payments and benefits pursuant to Dr. Dilly’s employment agreement, Mr. Norrett’s, Mr. Taylor’s and Ms. Fitzgerald’s change of control severance agreement and Mr. Nicols transition and separation agreement, as applicable, that would have accrued to each such named executive officer if the named executive officer’s employment had been terminated on December 31, 2022 by us without cause or, except in the case of Mr. Nicols, by the named executive officer for good reason, due to the named executive officer’s death or disability and, solely in the case of Dr. Dilly, a termination without cause in connection with the sale or license of a substantial portion of our assets, in each case, either outside of or in connection with a change of control of the Company or an asset sale or license that occurred on December 31, 2022.

Name	Salary Lump Sum ($)	Target Bonus ($)	Value of Accelerated Equity Awards ($)(1)	Value of Continued Healthcare Coverage ($)	Total ($)
Stephen Dilly
Without cause, for good reason or due to death or disability	710,000	532,500	294,040	23,789	1,560,329
Without cause, for good reason or due to death or disability in connection with a change in control	1,065,000	798,750	1,399,272	35,683	3,298,750
Without cause in connection with a sale or license of a substantial portion of our assets	710,000	532,500	1,399,272	23,789	2,665,561
Kevin Norrett
Without cause or for good reason	450,000			23,789	473,789
Without cause or for good reason in connection with a change in control	675,000		388,907	35,683	1,099,590
Due to death or disability			48,073	23,789	71,862
Ross Taylor
Without cause or for good reason	218,500			11,894	230,394
Without cause or for good reason in connection with a change in control	437,000		136,627	23,789	597,415
Due to death or disability			73,515	23,789	97,304
Margaret Nell Fitzgerald
Without cause or for good reason	445,000			7,274	452,274
Without cause or for good reason in connection with a change in control	667,500		360,091	10,911	1,038,502
Due to death or disability			26,507	7,274	33,781
John J. Nicols
Without cause	528,387				528,387

(1)

The value of the accelerated vesting of option awards is calculated based on the aggregate amount, if any, by which $4.66, the closing trading price of our common stock on December 30, 2022, the last trading day in 2022, exceeded the exercise price of the outstanding and unvested stock options as of December 31, 2022. The value of the accelerated restricted stock unit and performance stock unit awards is calculated based on the number of shares of our common stock or units subject to the outstanding unvested award (calculated at target in respect of performance-based awards), multiplied by $4.66, the closing trading price of our common stock on December 30, 2022, the last trading day in 2022.

Pay Ratio of CEO to Median Employee

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of Dr. Dilly, who served as our CEO as of December 31, 2022. For 2022, our last completed year, the total compensation in 2022 of our CEO was approximately 39 times the median total compensation in 2022 of all of our other employees (the “Pay Ratio”). The median of the annual total compensation of all employees of our Company (other than our CEO) was $162,077. For the purposes of the Pay Ratio calculation, we annualized our CEO’s 2022 salary since becoming CEO, then added all other forms of compensation as outlined in the “Summary Compensation Table” above, for a total of $6,306,935.

The Company chose December 31, 2022 as the date for establishing the employee population used in identifying the median employee and used the 12 month period from January 1, 2022 through December 31, 2022, as the measurement period. We identified the median employee using the consistently applied compensation measure of base salary earned during the measurement period for each employee (U.S. and non-U.S.). Permanent employees who joined in 2022 and permanent employees who were on leave during 2022 were assumed to have worked for the entire measurement period. We captured all employees as of December 31, 2022, consisting of approximately 248 individuals globally, with approximately 98% of these individuals located in the U.S. and approximately 2% located outside of the U.S. Earnings of our employees outside the U.S. were converted to U.S. dollars using an average currency exchange rate over the measurement period. No cost-of-living adjustments were made. The annual total compensation of the median employee and the annual total compensation of our CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Pay-Versus-Performance
Disclosure
As required by Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between the compensation actually paid to our named executive officers and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how executive compensation aligns with our performance, please refer to “
Executive Compensation – Compensation Discussion and Analysis
.”
Pay-Versus-Performance
Table

	Pay Versus Performance
					Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid for Non-PEO NEOs (e)	Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO (Current) (b)	Compensation Actually Paid for PEO (Current) (c)	Summary Compensation Table Total for PEO (Former) (b)	Compensation Actually Paid for PEO (Former) (c)			Total Shareholder Return (f)	Peer Group Total Return (g)	Net Income (h)	Company- Selected Measure: Revenue (i)
2022	$5,876,384	$3,461,766	$3,419,955	($3,857,296)	$1,919,623	$846,088	$29	$114	($33,592,000)	$138,590,000
2021	N/A	N/A	$3,438,179	$6,518,158	$1,264,192	$2,093,766	$196	$126	($21,279,000)	$104,754,000
2020	N/A	N/A	$2,960,857	$3,592,089	$833,528	$1,569,978	$137	$126	($24,010,000)	$69,056,000

(1)	During fiscal years 2020, 2021 and 2022, our PEOs and non-PEO NEOs were as follows:.

Year	PEO (Current CEO) (1)	PEO (Former CEO) (2)	Non-PEO NEOs
2022	Stephen Dilly	John Nicols	Ross Taylor, Kevin Norrett, Margaret Fitzgerald
2021		John Nicols	Ross Taylor
2020		John Nicols	Ross Taylor

(2)
The dollar amounts reported in column (c) and (e) represent the amount of “compensation actually paid” to our
PEOs
and
Non-PEO
NEOs in each respective year. The dollar amounts do not reflect the actual amount of compensation earned or received during the applicable fiscal year. There are no material differences between the assumptions used to compute the valuation of the equity awards for calculating the compensation actually paid from the assumptions used to compute the valuation of such equity awards as of the grant date. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the total compensation of our PEOs and non-PEO
NEOs for each year to determine the “compensation actually paid” to him or her:

	PEO (Current)
			2020	2021	2022
	Summary Compensation Table - Total Compensation	(a)	N/A	N/A	$5,876,384
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	N/A	N/A	$5,139,542
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	N/A	N/A	$3,127,949
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	N/A	N/A	($158,808)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	N/A	N/A	$—
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	N/A	N/A	($244,217)
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	N/A	N/A	$—
=	Compensation Actually Paid				$3,461,766

6
3

	PEO (Former)
			2020	2021	2022
	Summary Compensation Table - Total Compensation	(a)	$2,960,857	$3,438,179	$3,419,955
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$1,795,800	$2,109,577	$2,521,160
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$2,968,985	$3,900,233	$—
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$559,924	$1,262,770	$—
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$—	$—	$—
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	($1,101,877)	$26,552	($2,208,709)
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$—	$—	$2,547,383
=	Compensation Actually Paid		$3,592,089	$6,518,158	($3,857,296)

	NEO Average
			2020	2021	2022
	Summary Compensation Table - Total Compensation	(a)	$833,528	$1,264,192	$1,919,623
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$228,565	$596,882	$1,590,832
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$872,284	$951,834	$978,796
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$118,975	$426,740	($250,128)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$—	$—	$—
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	($26,244)	$47,882	($211,371)
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$—	$—	$—
=	Compensation Actually Paid		$1,569,978	$2,093,766	$846,088

(3)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and the difference between our share price at the end of the applicable measurement period and the beginning assuming $100 of investment as of December 31, 2019.

(4)	The peer group used for this purpose is the NASDAQ Biotechnology Index.

6
4

Financial Performance Measures
The following table sets forth the company’s most important financial performance measures used to link NEO compensation actually paid during 2022 to company performance.

Company Performance Metrics
Total Revenue
Product Revenue
Product Gross Margin
Cash Reserves
Additional information about each of these performance measures and the role of our performance in each o
f these me
asures in determining our executive compensation are discussed in greater detail in “
Executive Compensation – Compensation Discussion and Analysis
.”
Analysis of Information Presented in
Pay-Versus-Performance
Table
The following graph illustrates the relationship between compensation actually paid to our PEOs and our non-PEO
NEOs and our TSR for the period presented in the
Pay-Versus-Performance
table.

6
5

The following graph illustrates the relationship between compensation actually paid to our PEOs and our non-PEO
NEOs and our net income for the period presented in the
Pay-Versus-Performance
table.

6
6

The following graph illustrates the relationship between compensation actually paid to our PEOs and our non-PEO
NEOs and o
ur revenue for the period presented in the
Pay-Versus-Performance
table.

6
7

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2022, with respect to all of our equity compensation plans in effect on that date.

	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted- average exercise price of outstanding options rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	7,155,075	$9.63	2,930,328
Equity compensation plans not approved by security holders (2)	—	—	2,000,000
Total	7,155,075	$9.63	4,930,328

(1)

Includes the 2010 Plan and the 2019 Plan. The number of shares of Codexis common stock that may be issued pursuant to outstanding awards under the 2010 Plan and 2019 Plan include, respectively: (A) outstanding awards of 666,343 performance stock units, 1,719,597 shares underlying performance-based stock options and 518,714 time-based restricted stock units and (B) 4,250,421 shares underlying time-based stock options. The weighted average exercise price shown is for stock options and excludes performance stock units and restricted stock units, which do not have an exercise price. No new awards may be made under the 2010 Plan.

(2)

Includes the 2022 Employment Inducement Award Plan. The 2022 Employment Inducement Award Plan provides for the grant of non-qualified stock options, restricted stock units, restricted stock awards, performance awards, dividend equivalents, deferred stock awards, deferred stock units, stock payment and stock appreciation rights to a person not previously an employee or director of the Company, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company. No awards were outstanding under the 2022 Employment Inducement Award Plan as of December 31, 2022.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Codexis under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement for the Annual Meeting and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022.

Submitted by the Compensation Committee of the Board of Directors:

Alison Moore, Ph.D. (Chair)

Rahul Singhvi, Sc.D.

Dennis P. Wolf

AUDIT MATTERS

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Codexis under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The following is the report of the audit committee with respect to Codexis’ audited consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2022 and the notes thereto.

Responsibilities. The audit committee operates under a written charter adopted by the board of directors. The role of the audit committee is to oversee our financial reporting process on behalf of the board of directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process and principles, internal controls and disclosure controls. The independent registered public accounting firm, BDO, is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles. BDO is also responsible for expressing an opinion on our internal control over financial reporting based on its audit.

Review with Management. The audit committee has reviewed and discussed our audited financial statements (including the quality of our accounting principles) with management. Our management is responsible for the preparation, presentation and integrity of our financial statements. Management is also responsible for establishing and maintaining internal controls over financial reporting (as defined in Exchange Act Rule 13a-15(f)) and for evaluating the effectiveness of those internal controls and for evaluating any changes in those controls that will, or are reasonably likely to, affect internal controls over financial reporting. Management is also responsible for establishing and maintaining disclosure controls (as defined in Exchange Act Rule 13a-15(e)) and for evaluating the effectiveness of disclosure controls and procedures.

Review and Discussions with Independent Accountants. The audit committee has reviewed and discussed our audited financial statements (including the quality of Codexis’ accounting principles) with BDO. The audit committee has discussed with BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Further, the audit committee reviewed BDO’s Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of the consolidated financial statements.

The audit committee has also received and reviewed the written disclosures and the letter from BDO required by the applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence, and has discussed with BDO its independence from us.

Conclusion. Based on the review and discussions referred to above, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Submitted by the Audit Committee of the Board of Directors:

David V. Smith (Chair)

H. Stewart Parker

Dennis P. Wolf

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions, since January 1, 2022, to which we were a party or will be a party, in which:

•	The amounts involved exceeded or are expected to exceed $120,000; and

•	A director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Molecular Assemblies, Inc.

In June 2020, we entered into a Stock Purchase Agreement with Molecular Assembles, Inc. (“MAI”) pursuant to which we purchased 1,587,050 shares of MAI’s Series A preferred stock for $1.0 million. In connection with the transaction, Mr. Nicols, our former President and Chief Executive Officer and a current member of our board of directors, also joined MAI’s board of directors. Concurrently with our initial equity investment, we entered into a Master Collaboration and Research Agreement with MAI (the “MAI Agreement”), pursuant to which we performed services utilizing our CodeEvolver® protein engineering platform technology to improve DNA polymerase enzymes in exchange for compensation in the form of additional shares of MAI’s Series A and B preferred stock which are valued based on the observed transaction price of similar securities of MAI issued to third parties. We completed the R&D service with MAI pursuant to the MAI Agreement during the first quarter of 2022. In December 2021, we received the primary milestone payment pursuant to the MAI Agreement of $1.0 million in the form of an additional 1,587,049 shares of Series B preferred stock. Upon execution of the Commercial License and Enzyme Supply Agreement with MAI (“MAI Supply Agreement”) in July 2022, we received the commercialization and enzyme supply agreement milestone payment pursuant to the MAI Agreement of $1.0 million in the form of an additional 1,587,049 shares of Series B preferred stock. In addition to our initial equity investment and the shares we have received under the MAI Agreement, in April 2021, we purchased an additional 1,000,000 shares of MAI’s Series A preferred stock for $0.6 million and in September 2021, we purchased 9,198,423 shares of MAI’s Series B preferred stock for $7.0 million.

We recognized $1.2 million, $2.0 million and $0.9 million in research and development revenue from transactions with MAI in the years ended December 31, 2022, 2021 and 2020, respectively. Payment for the R&D services rendered under the MAI Agreement was received in the form of additional shares of MAI’s Series A and Series B preferred stock. We received an aggregate of 1,587,049, 3,491,505 and 714,171 shares of MAI’s Series A and B preferred stock for the years ended December 31, 2022, 2021 and 2020, respectively. As of December 31, 2022, we hold an aggregate 18,292,369 shares of MAI’s Series A and B preferred stock that we have earned or purchased since executing the Stock Purchase Agreement with MAI.

In April 2022, we received a purchase order from MAI for the delivery of certain enzyme products to MAI in 2022. In July 2022, we and MAI executed the MAI Supply Agreement that will enable MAI to utilize an evolved terminal deoxynucleotidyl transferase enzyme in MAI’s Fully Enzymatic Synthesis™ technology. We recognized $0.5 million in product revenue for the year ended December 31, 2022.

Director and Officer Indemnification Agreements

In addition to the indemnification required in our Certificate of Incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of our directors, officers, and certain employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. This description of the indemnification provisions of our indemnification agreements is qualified in its entirety by reference to these documents, each of which is attached as an exhibit to our most recent registration statement.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related party transaction policy. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Exchange Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $120,000, and a related party had or will have a direct or indirect material interest. Under the policy, the audit committee is required to review the relevant facts and circumstances of any such transaction, arrangement or relationship, including whether the transaction is on comparable terms to arm’s length dealings with third parties, the extent of the related party’s interest in the transaction, and the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics. Such transactions, arrangements or relationships may only be consummated or continue if the audit committee approves or ratifies such transaction, arrangement or relationship. If advance approval by the audit committee is not feasible, then management may preliminarily enter into the transaction, arrangement or relationship upon prior approval by the chairman of the audit committee, subject to ratification of the transaction, arrangement or relationship at the audit committee’s next regularly scheduled meeting.

Each transaction required to be reported under Item 404(a) of Regulation S-K since the beginning of last year was entered into in compliance with our related person transaction policy described above.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our Company. Based solely on a review of copies of such forms received with respect to 2022 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than 10% of our common stock complied with the reporting requirements of Section 16(a) during 2022.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our proxy statement for the 2024 Annual Meeting of Stockholders, your proposal must be received by our Secretary at our principal executive offices at 200 Penobscot Drive, Redwood City, CA 94063 no later than December 29, 2023, and must otherwise comply with Rule 14a-8. While our board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to Our Bylaws. Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2024 Annual Meeting of Stockholders, other than proposals pursuant to Rule 14a-8, you must notify us in writing and such notice must be received by us no earlier than February 14, 2024 and no later than March 15, 2024. You must comply with specific procedures set forth in our bylaws and the nomination or proposal notice must contain the specific information required by our bylaws and, for nominations, the specific information required by Rule 14a-19(b) under the Exchange Act. You may write to our Secretary at our principal executive offices at 200 Penobscot Drive, Redwood City, CA 94063, to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the bylaws. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules under the 1934 Act, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the 1934 Act, no later than April 14, 2024. In connection with the 2024 Annual Meeting of Stockholders, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.

Householding of Proxy Materials

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by us under those statutes, neither the preceding Compensation Committee Report nor the Audit Committee Report will be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2022 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov and our website at www.codexis.com. Upon written request by a Codexis stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the consolidated financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to 200 Penobscot Drive, Redwood City, CA 94063 Attention: Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen Dilly, M.B.B.S., Ph.D.
President and Chief Executive Officer

April 27, 2023

Appendix A

CERTIFICATE OF AMENDMENT

TO

NINTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CODEXIS, INC.

The undersigned duly authorized officer of Codexis, Inc., a Delaware corporation, hereby certifies the following:

ONE: The original name of this corporation is Codexis, Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was January 31, 2002.

TWO: The Corporation’s Ninth Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) shall be amended by replacing Article IV Section A with the following:

ARTICLE IV

“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is two hundred and five million (205,000,000) shares, two hundred million (200,000,000) shares of which shall be Common Stock and five million (5,000,000) shares of which shall be Preferred Stock. The Common Stock shall have a par value of one-hundredth of one cent ($0.0001) per share and the Preferred Stock shall have a par value of one-hundredth of one cent ($0.0001) per share.”

THREE: This Certificate of Amendment of the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 of the DGCL.

FOURTH: This Certificate of Amendment of the Restated Certificate of Incorporation shall become effective immediately upon filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on its behalf on this     day of              ,         .

CODEXIS, INC.

By:
Sriram Ryali
Chief Financial Officer

A-1

Appendix B

CODEXIS, INC.

2023 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1

PURPOSE

The Plan’s purpose is to assist employees of the Company and its Designated Subsidiaries in acquiring a stock ownership interest in the Company, and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

The Plan consists of two components: the Section 423 Component and the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Options under the Non-Section 423 Component, which need not qualify as Options granted pursuant to an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees, Eligible Consultants and the Designated Subsidiaries in locations outside of the United States. Except as otherwise provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees and Eligible Consultants will participate, even if the dates of the applicable Offering Period(s) in each such Offering is identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component as determined under Section 423 of the Code, provided, that no Eligible Consultants shall be permitted to participate in any Offering under the Section 423 Component. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

ARTICLE 2

DEFINITIONS

As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:

2.1 “Administrator” means the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.

2.2 “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority issued thereunder.

2.5 “Committee” means the Compensation Committee of the Board.

2.6 “Common Stock” means the common stock of the Company.

2.7 “Company” means Codexis, Inc., a Delaware corporation, or any successor.

2.8 “Compensation” of an Employee means the regular earnings or base salary paid to the Employee from the Company on each Payday as compensation for services to the Company or any Designated Subsidiary, before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay, and prior week adjustments, but excluding bonuses, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and moving reimbursements, including tax gross ups and taxable mileage allowance, income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income.

2.9 “Consultant” means any person, including any adviser, engaged by the Company or its parent or Designated Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

2.10 “Designated Subsidiary” means each Subsidiary, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date, that has been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan, in accordance with Section 7.2 hereof, such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both, provided that a Subsidiary that, for U.S. tax purposes, is disregarded from the Company or any Subsidiary that participates in the Section 423 Component shall automatically constitute a Designated Subsidiary that participates in the Section 423 Component.

2.11 “Effective Date” means the later of the date the Board has adopts the Plan or the approval of the Plan by the Company’s stockholders.

2.12 “Eligible Consultant” means a Consultant designated by the Committee to participate in the Non-Section 423 Component. In no event shall a Consultant be eligible to participate in the Section 423 Component.

2.13 “Eligible Employee” means an Employee:

(a) who is customarily scheduled to work at least 20 hours per week;

(b) whose customary employment is more than five months in a calendar year; and

(c) who, after the granting of the Option, would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

For purposes of clause (c), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

Notwithstanding the foregoing, the Administrator may exclude from participation in the Section 423 Component as an Eligible Employee:

(x) any Employee that is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer or (C) who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; or

(y) any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (A) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (B) compliance with the laws of the foreign jurisdiction would cause the Section 423 Component, any Offering thereunder or an Option granted thereunder to violate the requirements of Section 423 of the Code; provided that any exclusion in clauses (x) or (y) shall be applied in an identical manner under each Offering to all Employees of the Company and all Designated Subsidiaries, in accordance with Treas. Reg. § 1.423-2(e). Notwithstanding the foregoing, with respect to the Non-Section 423 Component, the first sentence in this definition shall apply in determining who is an “Eligible Employee,” except (a) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate some Employees of the Company or a Designated Subsidiary as Eligible Employees, and (b) to the extent the restrictions in the first sentence in this definition are not consistent with applicable local laws, the applicable local laws shall control.

2.14 “Employee” means any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Designated Subsidiary and meeting the requirements of Treas. Reg. § 1.421-1(h)(2). Where the period of leave exceeds three months, or such other period specified in Treas. Reg. § 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treas. Reg. § 1.421-1(h)(2).

2.15 “Enrollment Date” means the first date of each Offering Period.

2.16 “Exercise Date” means the last day of each Purchase Period, except as provided in Section 5.2 hereof.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange or Nasdaq Stock Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.19 “Grant Date” means the first day of an Offering Period.

2.20 “New Exercise Date” has the meaning set forth in Section 5.2(b) hereof.

2.21 “Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which Options may be granted to non-U.S. Eligible Employees and Eligible Consultants that need not satisfy the requirements for Options granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.22 “Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Section 4 hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Exercise Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3).

2.23 “Offering Period” means each consecutive, overlapping twenty-four (24) month period commencing on such date(s) as determined by the Board or Committee, in its sole discretion, and with respect to which Options shall be granted to Participants. The duration and timing of Offering Periods may be established or changed by the Board or Committee at any time, in its sole discretion. Notwithstanding the foregoing, in no event may an Offering Period exceed twenty-seven (27) months.

2.24 “Option” means the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.

2.25 “Option Price” means the purchase price of a share of Common Stock hereunder as provided in Section 4.2 hereof.

2.26 “Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code.

2.27 “Participant” means any Eligible Employee who elects to participate in the Plan and any Eligible Consultant who elects to participate in the Non-Section 423 Component of the Plan.

2.28 “Payday” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.

2.29 “Plan” means this 2023 Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.

2.30 “Plan Account” means a bookkeeping account established and maintained by the Company in the name of each Participant.

2.31 “Purchase Period” means each consecutive six (6) month period commencing on such date(s) as determined by the Board or Committee, in its sole discretion, within each Offering Period. The first Purchase Period of each Offering Period shall commence on the Grant Date and end with the next Exercise Date. The duration and timing of Purchase Periods may be established or changed by the Board or Committee at any time, in its sole discretion. Notwithstanding the foregoing, in no event may a Purchase Period exceed the duration of the Offering Period under which it is established.

2.32 “Section 409A” means Section 409A of the Code.

2.33 “Section 423 Component” means those Offerings under the Plan that are intended to meet the requirements under Section 423(b) of the Code.

2.34 “Subsidiary” means any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code. In addition, with respect to the Non-Section 423 Component, Subsidiary shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.35 “Treas. Reg.” means U.S. Department of the Treasury regulations.

2.36 “Withdrawal Election” has the meaning set forth in Section 6.1(a) hereof.

ARTICLE 3

PARTICIPATION

3.1 Eligibility.

(a) Any Eligible Employee who is employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles 4 and 5 hereof, and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code. Any Eligible Consultant who is engaged by the Company or a Designated Subsidiary, including, without limitation, through a professional employer organization, on a given Enrollment Date for an Offering Period shall be eligible to participate in the Non-Section 423 Component of the Plan during such Offering Period, subject to the requirements of Article 4 and 5 hereof.

(b) No Eligible Employee shall be granted an Option under the Section 423 Component which permits the Participant’s rights to purchase shares of Common Stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code. No Eligible Consultant shall be granted an Option under the Section 423 Component.

3.2 Election to Participate; Payroll Deductions

(a) Except as provided in Sections 3.2(e) and 3.3 hereof, an Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company a payroll deduction authorization no later than the period of time prior to the applicable Enrollment Date that is determined by the Administrator, in its sole discretion. Except as provided in Sections 3.2(e) and 3.3 hereof, an Eligible Consultant may become a Participant in the Non-Section 423 Component of the Plan only by means of a deduction from fees payable by the Company or a Designated Subsidiary to such Eligible Consultant.

Each individual who is an Eligible Consultant as of an Offering Period’s Enrollment Date may elect to participate in the Non-Section 423 Component of such Offering Period and the Plan by delivering to the Company a fee deduction authorization no later than the period of time prior to the applicable Enrollment Date that is determined by the Administrator, in its sole discretion.

(b) Subject to Section 3.1(b) hereof and except as may otherwise be determined by the Administrator, payroll deductions (i) shall equal at least 1% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than 15% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date; and (ii) may be expressed either as (A) a whole number percentage, or (B) a fixed dollar amount. Amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account; provided that for the first Offering Period under this Plan, payroll deductions shall not begin until such date determined by the Board or Committee, in its sole discretion.

(c) Following at least one payroll or fee deduction, a Participant may decrease (to as low as zero) the amount deducted from such Participant’s Compensation only once during an Offering Period upon ten calendar days’ prior written notice to the Company. A Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period.

(d) Upon the completion of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll or fee deduction percentage or fixed amount as in effect at the termination of such Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.2(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.

(e) Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll or fee deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll or fee deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering.

3.3 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treas. Reg. § 1.421-1(h)(2), a Participant may continue participation in the Plan by making cash payments to the Company on the Participant’s normal payday equal to the Participant’s authorized payroll deduction.

ARTICLE 4

PURCHASE OF SHARES

4.1 Grant of Option. The Company may make one or more Offerings under the Plan, which may be successive or overlapping with one another, until the earlier of: (i) the date on which the Shares available under the Plan have been sold or (ii) the date on which the Plan is suspended or terminates. The Administrator shall designate the terms and conditions of each Offering in writing, including without limitation, the Offering Period and the Purchase Periods. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of shares of Common Stock subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to an Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than 100,000 shares of Common Stock (subject to any adjustment pursuant to Section 5.2 hereof). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. Each Option shall expire on the last Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.

4.2 Option Price. The “Option Price” per share of Common Stock to be paid by a Participant upon exercise of the Participant’s Option on an Exercise Date for an Offering Period shall equal 85% of the lesser of the Fair Market Value of a share of Common Stock on (a) the applicable Grant Date and (b) the applicable Exercise Date, or such other price designated by the Administrator; provided that in no event shall the Option Price per share of Common Stock be less than the par value per share of the Common Stock.

4.3 Purchase of Shares.

(a) On each Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised the Participant’s Option to purchase at the applicable per share Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account. Any balance less than the per share Option Price that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be carried forward to the next Purchase Period or Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee or Eligible Consultant. Any balance not carried forward to the next Purchase Period or Offering Period in accordance with the prior sentence promptly shall be refunded to the applicable Participant. In no event shall an amount greater than or equal to the per share Option Price as of an Exercise Date be carried forward to the next Purchase Period or Offering Period.

(b) As soon as practicable following each Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.

4.4 Automatic Termination of Offering Period. If the Fair Market Value of a share of Common Stock on any Exercise Date (except the final scheduled Exercise Date of any Offering Period) is lower than the Fair Market Value of a share of Common Stock on the Grant Date for an Offering Period, then such Offering Period shall terminate on such Exercise Date after the automatic exercise of the Option in accordance with Section 4.3 hereof, and each Participant shall automatically be enrolled in the Offering Period that commences immediately following such Exercise Date and such Participant’s payroll deduction authorization shall remain in effect for such Offering Period.

4.5 Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.

ARTICLE 5

PROVISIONS RELATING TO COMMON STOCK

5.1 Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be 2,000,000 shares. Shares made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.

5.2 Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.

5.3 Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed the number of shares of Common Stock remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash within 30 days after such Exercise Date, without any interest thereon.

5.4 Rights as Stockholders. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, shares of Common Stock have been deposited in the designated brokerage account following exercise of the Participant’s Option.

ARTICLE 6

TERMINATION OF PARTICIPATION

6.1 Cessation of Contributions; Voluntary Withdrawal.

(a) A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). A Participant electing to withdraw from the Plan may elect to either (i) withdraw all of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Plan Account shall be returned to the Participant in one lump-sum payment in cash within 30 days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate; or (ii) exercise the Option for the maximum number of whole shares of Common Stock on the applicable Exercise Date with any remaining Plan Account balance returned to the Participant in one lump-sum payment in cash within 30 days after such Exercise Date, without any interest thereon, and after such exercise cease to participate in the Plan. Upon receipt of a Withdrawal Election, the Participant’s payroll deduction authorization and the Participant’s Option shall terminate.

(b) A Participant’s withdrawal from the Plan shall not have any effect upon the Participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c) A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

6.2 Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee or Eligible Consultant, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, the Participant shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account shall be paid to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto pursuant to applicable law, within 30 days after such cessation of being an Eligible Employee or Eligible Consultant, without any interest thereon. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

ARTICLE 7

GENERAL PROVISIONS

7.1 Administration.

(a) The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To establish and terminate Offerings;

(ii) To determine when and how Options shall be granted and the provisions and terms of each Offering (which need not be identical);

(iii) To select Designated Subsidiaries in accordance with Section 7.2 hereof; and

(iv) To construe and interpret the Plan, the terms of any Offering and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering or any Option, in a manner and to the extent it shall deem necessary or expedient to administer the Plan, subject to Section 423 of the Code for the Section 423 Component.

(c) The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(d) The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.

7.2 Designation of Subsidiary Corporations. The Board or Administrator shall designate from time to time the Subsidiaries that shall constitute Designated Subsidiaries, and determine whether such Designated Subsidiaries shall participate in the Section 423 Component or Non-Section 423 Component. The Board or Administrator may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.

7.3 Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

7.4 No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

7.5 Amendment and Termination of the Plan.

(a) The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any such amendment to the Plan in such a manner and to such a degree as required by Section 423 of the Code or such other law, regulation or rule.

(b) If the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may in its discretion modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

(ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii) allocating shares of Common Stock.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(c) Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.

7.6 Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of shares of Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.

7.7 Term; Approval by Stockholders. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further that if such approval has not been obtained by the end of the 12-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.

7.8 Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.9 Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.10 Notice of Disposition of Shares. Each Participant shall give the Company prompt notice of any disposition or other transfer of any shares of Common Stock, acquired pursuant to the exercise of an Option granted under the Section 423 Component, if such disposition or transfer is made (a) within two years after the applicable Grant Date or (b) within one year after the transfer of such shares of Common Stock to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

7.11 Tax Withholding. The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

7.12 Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of law rules thereof or of any other jurisdiction.

7.13 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

7.14 Conditions To Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of an Option by a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All certificates for shares of Common Stock delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted, or traded. The Committee may place legends on any certificate or book entry evidencing shares of Common Stock to reference restrictions applicable to the shares of Common Stock.

(c) The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

(d) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Common Stock issued in connection with any Option, record the issuance of shares of Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

7.15 Equal Rights and Privileges. All Eligible Employees of the Company (or of any Designated Subsidiary) granted Options pursuant to an Offering under the Section 423 Component shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code so that the Section 423 Component qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of the Section 423 Component that is inconsistent with Section 423 of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees and Eligible Consultants participating in the Non-Section 423 Component need not have the same rights and privileges as Eligible Employees and Eligible Consultants participating in the Section 423 Component.

7.16 Rules Particular to Specific Countries. Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Participants who are tax residents of a particular non-U.S. country or who are foreign nationals or employed in non-U.S. jurisdictions may be subject to an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 7.1 above. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.

7.17 Section 409A. The Section 423 Component of the Plan and the Options granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any Option granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

Appendix C

AMENDMENT TO THE

CODEXIS, INC. 2019 INCENTIVE AWARD PLAN

THIS AMENDMENT TO THE CODEXIS, INC. 2019 INCENTIVE AWARD PLAN (this “Amendment”) is made and adopted by Codexis, Inc. a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Codexis, Inc. 2019 Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 12.1 of the Plan, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board of Directors of the Company (the “Board”), subject to the terms of the Plan; and

WHEREAS, the Board has adopted this Amendment, subject to approval by the stockholders of the Company within twelve months following the date of such action.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows, subject to approval by the stockholders of the Company within twelve months following the date of Board adoption of this Amendment:

1.	Section 3.1(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“Subject to adjustment as provided in Section 3.1(b) and Section 12.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is (i) 15,897,144 plus (ii) that number of Shares that are subject to equity awards granted under the Prior Plan which are outstanding as of April 22, 2019 and thereafter terminate, expire, lapse or are forfeited for any reason and which following the termination, expiration, lapse or forfeiture of such awards do not again become available for issuance under the Prior Plan; provided, however, that no more than 22,000,000 Shares may be issued upon the exercise of Incentive Stock Options.”

2.

This Amendment shall be and is hereby incorporated in and forms a part of the Plan; provided that the Amendment shall be subject to approval by the stockholders of the Company within twelve (12) months of the date hereof.

3.	Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.

C-1

IN WITNESS WHEREOF, I hereby certify that this Amendment was duly adopted by the Board of Directors of Codexis, Inc. on                 , 2023 and was approved by the stockholders of Codexis, Inc. on __________, 2023.

Codexis, Inc.

By:
[ ]
[ ]

Date:

C-2

CODEXIS, INC. 200 PENOBSCOT DRIVE REDWOOD CITY, CA 94063

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CDXS2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V14709-P90536                    KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.         DETACH AND RETURN THIS PORTION ONLY

CODEXIS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1. Election of three Class I directors to hold office for a three-year term expiring at the 2026 annual meeting or until their respective successors are duly elected.		☐	☐	☐

Nominees:
01) Stephen Dilly, M.B.B.S., Ph.D.
02) Alison Moore, Ph.D.
03) Rahul Singhvi, Sc.D.					The Board of Directors recommends you vote FOR proposal 6.	For	Against	Abstain
The Board of Directors recommends you vote FOR proposal 2.		For	Against	Abstain	6. To approve the Codexis, Inc. 2023 Employee Stock Purchase Plan.	☐	☐	☐

2. To ratify the selection of BDO USA, LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2023.		☐	☐	☐	The Board of Directors recommends you vote FOR proposal 7.	For	Against	Abstain

The Board of Directors recommends you vote FOR proposal 3.		For	Against	Abstain	7. To approve an amendment to the Codexis, Inc. 2019 Incentive Award Plan.	☐	☐	☐

3. To approve, by non-binding advisory vote, the compensation of our named executive officers.		☐	☐	☐	NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board of Directors recommends you vote "1 Year" on proposal 4.	1 Year	2 Years	3 Years	Abstain
4. To approve, by non-binding advisory vote, the frequency of future stockholder advisory votes to approve the compensation of the named executive officers.	☐	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 5.		For	Against	Abstain
5. To approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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V14710-P90536

CODEXIS, INC.

Annual Meeting of Stockholders

June 13, 2023 9:00 AM, Pacific Time

This proxy is solicited by the Board of Directors

By signing the proxy, you revoke all prior proxies and appoint Stephen Dilly, M.B.B.S., Ph.D., and Sriram Ryali and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may properly come before the Annual Meeting of Stockholders to be held at 9:00 A.M., Pacific Time, on June 13, 2023, via live webcast at www.virtualshareholdermeeting.com/CDXS2023, or any and all adjournments and postponements thereof. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Any additional business as properly may come before the Annual Meeting of Stockholders or any adjournment or postponement thereof will be voted in accordance with the judgment of the person voting the proxy. You may revoke this proxy at any time prior to commencement of voting at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Continued and to be signed on reverse side